                                                                    Exhibit 10.1

================================================================================

                                      Borrower Name: Avnet Inc. - Syndicated LNS
                                               Published CUSIP Number: 053809AA7

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 13, 2005,

                                      among

                                  AVNET, INC.,

                           AVNET LOGISTICS U.S., L.P.,

                                       and

                           CERTAIN OTHER SUBSIDIARIES

                                  as Borrowers,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                    ABN AMRO BANK N.V., as Syndication Agent,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Joint Lead Arranger and Sole Book Manager

                 ABN AMRO INCORPORATED, as Joint Lead Arranger,

                      CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                            THE BANK OF NOVA SCOTIA,
                                       and
                                  BNP PARIBAS,
                           as Co-Documentation Agents

================================================================================

                                   ARTICLE I.
       ASSIGNMENTS, AMENDMENT AND RESTATEMENT, DEFINITIONS AND ACCOUNTING
                                     TERMS

1.01    Assignments; Amendment and Restatement............................     1
1.02    Defined Terms.....................................................     3
1.03    Other Interpretive Provisions.....................................    27
1.04    Accounting Terms..................................................    28
1.05    Exchange Rates; Currency Equivalents..............................    28
1.06    Additional Alternative Currencies.................................    28
1.07    Change of Currency................................................    29
1.08    Times of Day......................................................    29
1.09    Letter of Credit Amounts..........................................    30
1.10    Rounding..........................................................    30

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    Committed Loans...................................................    30
2.02    Borrowings, Conversions and Continuations of Committed Loans......    30
2.03    Letters of Credit.................................................    32
2.04    Swing Line Loans..................................................    41
2.05    Prepayments.......................................................    44
2.06    Termination or Reduction of Commitments...........................    45
2.07    Repayment of Loans................................................    45
2.08    Interest..........................................................    45
2.09    Fees..............................................................    46
2.10    Computation of Interest and Fees..................................    47
2.11    Evidence of Debt..................................................    48
2.12    Payments Generally; Administrative Agent's Clawback...............    48
2.13    Sharing of Payments by Lenders....................................    50
2.14    Designated Borrowers..............................................    51
2.15    Increase in Commitments...........................................    52

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.............................................................    54
3.02    Illegality........................................................    56
3.03    Inability to Determine Rates......................................    57
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans..............    57
3.05    Compensation for Losses...........................................    59
3.06    Mitigation Obligations; Replacement of Lenders....................    60
3.07    Survival..........................................................    60

                                   ARTICLE IV.
          CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT AND CREDIT
                                   EXTENSIONS

4.01    Conditions of Amendment and Restatement...........................    60
4.02    Conditions to all Credit Extensions...............................    62

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

5.01    Existence, Qualification and Power; Compliance with Laws..........    63
5.02    Authorization; No Contravention...................................    63
5.03    Governmental Authorization; Other Consents........................    63
5.04    Binding Effect....................................................    63
5.05    Financial Statements; No Material Adverse Effect..................    63
5.06    Litigation........................................................    64
5.07    No Default........................................................    64
5.08    Ownership of Property; Liens......................................    64
5.09    Environmental Compliance..........................................    65
5.10    Insurance.........................................................    65
5.11    Taxes.............................................................    65
5.12    ERISA Compliance..................................................    65
5.13    Subsidiaries; Equity Interests....................................    66
5.14    Margin Regulations; Investment Company Act; Public Utility
        Holding Company Act...............................................    66
5.15    Disclosure........................................................    66
5.16    Compliance with Laws..............................................    66
5.17    Intellectual Property; Licenses, Etc..............................    67
5.18    Solvency..........................................................    67

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

6.01    Financial Statements..............................................    67
6.02    Certificates; Other Information...................................    68
6.03    Notices...........................................................    70
6.04    Payment of Obligations............................................    71
6.05    Preservation of Existence, Etc....................................    71
6.06    Maintenance of Properties.........................................    71
6.07    Maintenance of Insurance..........................................    71
6.08    Compliance with Laws..............................................    72
6.09    Books and Records.................................................    72
6.10    Inspection Rights.................................................    72
6.11    Use of Proceeds...................................................    72
6.12    Approvals and Authorizations......................................    72

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

7.01    Liens.............................................................    73
7.02    Investments.......................................................    74
7.03    Indebtedness......................................................    75
7.04    Fundamental Changes...............................................    77
7.05    Restricted Payments...............................................    77
7.06    Payments of Certain Indebtedness..................................    78
7.07    Change in Nature of Business......................................    79
7.08    Transactions with Affiliates......................................    79
7.09    Limitation on Restrictions Affecting the Company or any
        Subsidiary........................................................    79
7.10    Use of Proceeds...................................................    80
7.11    Financial Covenants...............................................    80
7.12    Acquisitions......................................................    81

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default.................................................    81
8.02    Remedies Upon Event of Default....................................    83
8.03    Application of Funds..............................................    84

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

9.01    Appointment and Authority.........................................    85
9.02    Rights as a Lender................................................    85
9.03    Exculpatory Provisions............................................    85
9.04    Reliance by Administrative Agent..................................    86
9.05    Delegation of Duties..............................................    86
9.06    Resignation of Administrative Agent...............................    87
9.07    Non-Reliance on Administrative Agent and Other Lenders............    87
9.08    No Other Duties, Etc..............................................    88
9.09    Administrative Agent May File Proofs of Claim.....................    88

                                   ARTICLE X.
                                  MISCELLANEOUS

10.01   Amendments, Etc...................................................    89
10.02   Notices; Effectiveness; Electronic Communication..................    90
10.03   No Waiver; Cumulative Remedies....................................    92
10.04   Expenses; Indemnity; Damage Waiver................................    92
10.05   Payments Set Aside................................................    94
10.06   Successors and Assigns............................................    94
10.07   Treatment of Certain Information; Confidentiality.................    97
10.08   Set-off...........................................................    98

10.09   Interest Rate Limitation..........................................    98
10.10   Counterparts; Integration; Effectiveness..........................    99
10.11   Survival of Representations and Warranties........................    99
10.12   Severability......................................................    99
10.13   Replacement of Lenders............................................    99
10.14   Governing Law; Jurisdiction; Etc..................................   100
10.15   Waiver of Jury Trial..............................................   101
10.16   USA PATRIOT Act Notice............................................   101
10.17   Judgment Currency.................................................   102

SCHEDULES

      1.02(a)  Existing Letters of Credit

      1.02(b)  Mandatory Cost Formulae

      2.01     Commitments and Applicable Percentages

      5.13     Subsidiaries and Other Equity Investments

      7.01     Existing Liens

      7.03     Existing Indebtedness

     10.02     Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

           FORM OF

     A     Committed Loan Notice

     B     Swing Line Loan Notice

     C     Note

     D     Compliance Certificate

     E     Assignment and Assumption

     F     Guaranty

     G     Designated Borrower Request and Assumption Agreement

     H     Designated Borrower Notice

     I-1   Form of Opinion of Gibson, Dunn & Crutcher LLP

     I-2   Form of Opinion of General Counsel of the Company

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of October 13, 2005, among AVNET, INC., a New York corporation (the "Company"), Avnet Logistics U.S., L.P., a Texas limited partnership ("Logistics"), each other Subsidiary of the Company party hereto pursuant to Section 2.14 (Logistics and each such other Subsidiary, a "Designated Borrower" and, together with the Company, the "Borrowers" and, each a "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

     The Borrowers, the Lenders party thereto and the Administrative Agent entered into a Credit Agreement dated as of June 7, 2004 (the "Existing Credit Agreement"), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility, with swingline, letter of credit and multicurrency subfacilities.

     The Borrowers have requested that the Lenders and the Administrative Agent amend and restate the Existing Credit Agreement as described herein.

     In consideration of the mutual covenants and agreements herein contained, the Borrowers, the Lenders party hereto and the Administrative Agent hereby amend and restate the Existing Credit Agreement and agree as follows:

                                   ARTICLE I.
                     ASSIGNMENTS, AMENDMENT AND RESTATEMENT,
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 ASSIGNMENTS; AMENDMENT AND RESTATEMENT.

     (a) As of the close of business on October 12, 2005, the allocation of Commitments of the Lenders under the Existing Credit Agreement was as follows:

                 LENDER                    COMMITMENT    APPLICABLE PERCENTAGE
---------------------------------------   ------------   ---------------------
Bank of America, N.A.                     $ 36,500,000         10.428571429%
ABN AMRO Bank N.V.                        $ 36,500,000         10.428571429%
Credit Suisse, Cayman Islands Branch      $ 36,500,000         10.428571429%
The Bank of Nova Scotia                   $ 36,500,000         10.428571429%
BNP Paribas                               $ 36,500,000         10.428571429%
JPMorgan Chase Bank, N.A.                 $ 32,500,000          9.285714286%
Wachovia Bank, National Association       $ 25,000,000          7.142857143%
Royal Bank of Canada                      $ 25,000,000          7.142857143%
Keybank National Association              $ 25,000,000          7.142857143%
Dresdner Bank AG in Munchen               $ 15,000,000          4.285714285%

                 LENDER                    COMMITMENT    APPLICABLE PERCENTAGE
---------------------------------------   ------------   ---------------------
Sumitomo Mitsui Banking Corporation       $ 15,000,000          4.285714285%
Skandinaviska Enskilda Banken AB (publ)   $ 15,000,000          4.285714285%
Natexis Banques Populaires                $ 15,000,000          4.285714285%
   TOTAL                                  $350,000,000        100.000000000%

     (b) In order to facilitate the amendment and restatement contemplated by this Agreement and otherwise to effectuate the desires of the Borrowers, simultaneously with the Closing Date, but immediately prior to giving effect to
Section 1.01(f), each Lender party to the Existing Credit Agreement whose Commitment (as defined in the Existing Credit Agreement) is being terminated or decreased (each, a "Retiring Lender" to the extent of the reduction of its Commitment) shall be deemed to have assigned, without recourse, to Lenders increasing their Commitment such portion of such Retiring Lender's Loans and Applicable Percentages of Outstanding Amounts of L/C Obligations and Swing Line Loans as shall be necessary to effectuate the adjustments in Commitments, Loans and Applicable Percentage, with the resulting Commitment allocations on the Closing Date being as set forth in Schedule 2.01 hereto, with respective Outstanding Amounts of Committed Loans and Applicable Percentages of the Outstanding Amounts of L/C Obligations and Swing Line Loans as registered by the Administrative Agent pursuant to the administration of this Agreement.

     (c) The parties hereby consent to all reallocations and assignments of Commitments and Outstanding Amounts effected pursuant to Section 1.01(b) and, subject to Article IV hereof, waive any requirement for any other document or instrument, including any Assignment and Assumption under the Existing Credit Facility or hereunder necessary to give effect to any reallocation or assignment, which shall be deemed effective as if such reallocation or assignment were evidenced by applicable Assignments and Assumptions under the Existing Credit Facility and hereunder. On the Closing Date the Lenders shall make full cash settlement with each other (and with each Retiring Lender), either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations in Commitments as reflected in this Section 1.01 such that after giving effect to such settlements each Lender's Applicable Percentage of the Aggregate Commitments equals (with customary rounding) its Applicable Percentage of (i) the Outstanding Amount of all Committed Loans, (ii) the Outstanding Amount of all L/C Obligations, and (iii) the Outstanding Amount of all Swing Line Loans.

     (d) The Borrower, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the obligations arising hereunder, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement shall be superseded by this Agreement.

     (e) Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.01, and of any related "Loan Document" (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the "Existing Loan Documents"), (i) all of the indebtedness, liabilities and obligations owing by the Borrowers or any other Person under the Existing Credit Agreement and other Existing Loan Documents shall continue as obligations hereunder and (ii) this Agreement is given as a substitution of, and not as a payment of the indebtedness, liabilities and obligations of the Borrowers under the Existing Credit Agreement and the Existing Loan Documents.

     (f) Upon the effectiveness of this Agreement, all Loans (as defined in the Existing Credit Agreement) that are Base Rate Loans (as defined in the Existing Credit Agreement), shall constitute Loans accruing interest at the Base Rate hereunder. The parties hereto agree that the Interest Periods for all Eurocurrency Rate Loans outstanding under the Existing Credit Agreement on the Closing Date shall be terminated, the Borrower shall pay (on the Closing Date) all accrued interest with respect to such Loans, together with any additional amounts required by Section 3.05 of the Existing Credit Agreement, and the Borrowers shall furnish to the Administrative Agent interest rate selection notices for existing Loans and borrowing notices for additional Loans as may be required in connection with the allocation of Loans among Lenders in accordance with their Applicable Percentages.

     1.02 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition" means the acquisition of (i) a controlling equity or other ownership interest in another Person (including upon the exercise of an option, warrant or convertible or similar type security to acquire such a controlling interest), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

     "Adjusted Receivables Amount" means, as of any date of determination, the greater of (a) the aggregate net book value of all Excluded Receivables minus $75,000,000, and (b) $0.

     "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Agreement" has the meaning specified in the introductory paragraph.

     "Alternative Currency" means each of Euro, Sterling, Australian Dollars, Hong Kong Dollars, Singapore Dollars, Japanese Yen, and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

     "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

     "Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $250,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

                                 APPLICABLE RATE

                                               EUROCURRENCY RATE +
PRICING       DEBT RATINGS                          LETTER OF        UTILIZATION
 LEVEL        S&P/MOODY'S       FACILITY FEE        CREDIT FEE           FEE
-------   -------------------   ------------   -------------------   -----------
   1      BBB+/Baa1 or better      0.125%             0.375%            0.125%
   2            BBB/Baa2           0.150%             0.475%            0.125%
   3           BBB-/Baa3           0.175%             0.575%            0.125%
   4            BB+/Ba1            0.200%             0.800%            0.125%
   5        BB/Ba2 or worse        0.300%             0.950%            0.125%

     "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Company's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Ratings in effect on the Closing Date, each of which shall be specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in any Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

     "Applicant Borrower" has the meaning specified in Section 2.14.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arrangers" means, collectively, BAS, in its capacity as joint lead arranger and sole book manager, and ABN Amro Incorporated, in its capacity as joint lead arranger.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

     "Attributable Indebtedness" means, on any date:

          (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

          (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease; and

          (c) in respect of any asset securitization transaction of any Person,
     (i) the actual amount of any unrecovered investment of purchasers or transferees of assets so transferred, plus (ii) in the case of any other recourse, repurchase, or debt obligation described in clause (a) of the definition of "Off-Balance Sheet Liabilities," the capitalized amount of such obligation that would appear on a balance sheet of such Person prepared on such date in accordance with GAAP if such sale or transfer or assets were accounted for as a secured loan.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended July 2, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     "Bank of America" means Bank of America, N.A. and its successors.

     "BAS" means Banc of America Securities LLC and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

     "Borrower" and "Borrowers" each has the meaning specified in the introductory paragraph hereto.

     "Borrower Materials" has the meaning specified in Section 6.02.

     "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

          (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

          (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is a TARGET Day;

          (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

          (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

     "Cash Collateralize" has the meaning specified in Section 2.03(g).

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     "Change of Control" means an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 10.01.

     "Code" means the Internal Revenue Code of 1986.

     "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     "Committed Loan" has the meaning specified in Section 2.01.

     "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Company" has the meaning specified in the introductory paragraph hereto.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

     "Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other non-cash or non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income and minus (b) all non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Funded Indebtedness" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including such Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby letters of credit), bankers' acceptances, bank guaranties, surety bonds and similar instruments (other than commercial letters of credit and bankers' acceptances incurred to support commercial transactions, bid bonds, payment bonds and performance bonds arising in the ordinary course of business), in each case net of the amount of cash collateral securing such obligations, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations and other Off-Balance Sheet Liabilities, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, if, and to the extent that, the fair value of the assets of such partnership or joint venture is less than its probable liability in respect of its obligations, net of any right to contribution from other reasonably creditworthy Persons which the Company or such Subsidiary has in respect thereof, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

     "Consolidated Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) consolidated interest expense determined in accordance with GAAP, (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, and (c) all implicit interest in connection with Synthetic Lease Obligations and other Off-Balance Sheet Liabilities.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

     "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

     "Consolidated Net Income" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

     "Consolidated Tangible Net Worth" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Shareholders' Equity minus Intangible Assets on that date.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (a) the amount of any cash and fair market value of property (excluding capital stock, warrants or options to acquire capital stock of the Company and the unpaid principal amount of any debt instrument) given as consideration, (b) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed, acquired or repaid by the Company or any Subsidiary in connection with such Acquisition, (c) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the balance sheet of the Company and its Subsidiaries in accordance with GAAP, (d) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Company and its Subsidiaries in accordance with GAAP, (e) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition, and (f) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred and capitalized in accordance with GAAP.

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Debt Rating" has the meaning specified in the definition of Applicable
Rate.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to the Base Rate plus 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Designated Borrower" has the meaning specified in the introductory paragraph hereto.

     "Designated Borrower Sublimit" means, with respect to each Foreign Obligor for which the Administrative Agent has not received an opinion of local counsel in form and substance and from counsel satisfactory to it, an amount equal to the lesser of (a) the Aggregate Commitments and (b) $10,000,000. Each Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Designated Borrower Notice" has the meaning specified in Section 2.14.

     "Designated Borrower Request and Assumption Agreement" has the meaning specified in Section 2.14.

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" mean lawful money of the United States.

     "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries; and provided further, however, that an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any Taxes or additional Taxes, as the case may be.

     "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

     "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041 of ERISA, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan under
Section 4042 of ERISA; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

     "Eurocurrency Rate" means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

     "Event of Default" has the meaning specified in Section 8.01.

     "Excluded Receivables" means, as of any date of determination, all accounts receivable referred to in Item 1 of Schedule 7.01.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new

Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e).

     "Existing Credit Agreement" has the meaning specified in the introductory statements on page 1 of this Agreement.

     "Existing Foreign Line of Credit" means any line of credit in effect on the date hereof listed on Schedule 7.03.

     "Existing Foreign Line of Credit Limit" means, with respect to any Existing Foreign Line of Credit, the maximum amount thereof in effect on the Closing Date as set forth on Schedule 7.03.

     "Existing Letters of Credit" means the letters of credit listed on Schedule 1.02(a).

     "Existing Loan Documents" has the meaning specified in Section 1.01(e) of this Agreement.

     "Existing Securitization Facility" means the account receivable securitization pursuant to the amended and restated receivables purchase agreement dated as of February 6, 2002, among Avnet Receivables Corporation, the Company as servicer, the financial institutions party thereto as purchasers, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA) as agent for the purchasers, as amended, restated, supplemented or otherwise modified from time to time, including any extensions, renewals, replacements and refinancings thereof; provided, that each such agreement (as amended, restated, supplemented or otherwise modified from time to time) or extension, renewal, replacement or refinancing, as the case may be, satisfies the requirements set forth in clause
(b) of the definition of Permitted Securitization Facility.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated September 8, 2005, among the Company, the Administrative Agent and Banc of America Securities LLC.

     "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Obligor" means a Loan Party that is a Foreign Subsidiary.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

     "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guaranty" means the Amended and Restated Guaranty Agreement made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby letters of credit), bankers' acceptances, bank guaranties, surety bonds and similar instruments (other than commercial letters of credit and bankers' acceptances incurred to support commercial transactions, bid bonds, payment bonds and performance bonds arising in the ordinary course of business);

          (c) net obligations of such Person under Swap Contracts;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts payable in the ordinary course of business);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) capital leases, Synthetic Lease Obligations and other Off-Balance Sheet Liabilities;

          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

          (h) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, if, and to the extent that, the fair value of the assets of such partnership or joint venture is less than its probable liability in respect of its obligations, net of any right to contribution from other reasonably creditworthy Persons which the Company or such Subsidiary has in respect thereof, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease, Synthetic Lease Obligation or other Off-Balance Sheet Liability as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     Notwithstanding the foregoing, for purposes of this Agreement, the term Indebtedness shall not include any liability of the Company or a Subsidiary under any deferred compensation plan or similar arrangement covering employees or members of the board of directors of the Company.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitees" has the meaning specified in Section 10.04(b).

     "Information" has the meaning specified in Section 10.07.

     "Intangible Assets" means assets that are classified as intangible assets under GAAP.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending (a) in the case of any such Loan denominated in Dollars, on the date one, two, three or six months thereafter, or (b) in the case of any such Loan denominated in an Alternative Currency, on the date one, two, or three months thereafter, in each case as selected by the Company in its Committed Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "Investment" means, as to any Person, any direct or indirect investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP Rights" has the meaning specified in Section 5.17.

     "IRS" means the United States Internal Revenue Service.

     "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities (including ERISA and Environmental Laws), including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

     "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. All Letters of Credit shall be issued in Dollars.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

     "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $100,000,000, and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan" means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, the Fee Letter and the Guaranty.

     "Loan Parties" means, collectively, the Company, Logistics and each other Designated Borrower.

     "Logistics" has the meaning specified in the introductory paragraph hereto.

     "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.02(b).

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party; (c) a material adverse effect upon the rights or remedies of the Administrative Agent or any Lender under the Loan Documents; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents to which it is a party.

     "Material Subsidiary" means, at any time, any Subsidiary which had total revenues in the four fiscal quarter period most recently ended in excess of 5% of the total revenues of the Company and its Subsidiaries on a consolidated basis.

     "Maturity Date" means October 13, 2010.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility), the unrecovered investment of purchasers or transferees of assets so transferred and the principal amount of any recourse, repurchase or debt obligations incurred in connection therewith; and (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Outstanding Amount" means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

     "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

     "Participant" has the meaning specified in Section 10.06(d).

     "Participating Member State" means each state so described in any EMU Legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Permitted Acquisition" means any Acquisition that is permitted by the terms of Section 7.12.

     "Permitted Business" means any business in which the Company and its Subsidiaries were engaged on the Closing Date and any business reasonably related or incidental thereto.

     "Permitted Securitization Facilities" means, collectively, (a) the Existing Securitization Facility and (b) any other account receivable securitization facility so long as the Indebtedness thereunder and other payment obligations with respect thereto are nonrecourse to the Company and its Subsidiaries (other than any Special Purpose Finance Subsidiary), other than limited recourse provisions that are customary for transactions of such type and do not have the effect of Guaranteeing the repayment of any such Indebtedness or limiting the loss or credit risk of lenders or purchasers with respect to payment or performance by the obligors of the accounts receivable so transferred; provided, that (i) the aggregate outstanding Attributable Indebtedness under the Existing Securitization Facility and any other account receivable securitization facilities described in clause (b) plus (ii) the Adjusted Receivables Amount, shall not at any time exceed the greater of (x) $350,000,000, and (y) 35% of the aggregate net book value of all accounts receivable of the Company and its Subsidiaries (including those accounts receivable subject to the Existing Securitization Facility or any other account receivable securitization facilities described in clause (b)).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Platform" has the meaning specified in Section 6.02.

     "Register" has the meaning specified in Section 10.06(c).

     "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit

Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company's stockholders, partners or members (or the equivalent Person thereof).

     "Revaluation Date" means, with respect to any Loan, each of the following:
(a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Securities Exchange Act" means the Securities Exchange Act of 1934.

     "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

     "Senior Indebtedness" means Indebtedness other than Subordinated Indebtedness.

     "Senior Notes" means the Company's U.S.$400,000,000 senior notes due November 15, 2006, which were issued pursuant to the Senior Notes Indenture.

     "Senior Notes Indenture" means the Indenture dated as of October 1, 2000, between the Company and Bank One Trust Company, N.A., Trustee.

     "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

     "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Special Notice Currency" means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

     "Special Purpose Finance Subsidiary" means any Subsidiary of the Company created solely for the purposes of, and whose sole activity shall consist of, acquiring and financing accounts receivable of the Company and its Subsidiaries pursuant to a Permitted Securitization Facility.

     "Spot Rate" for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 9:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

     "Sterling" and "L" mean the lawful currency of the United Kingdom.

     "Subordinated Indebtedness" means Indebtedness with regard to which the instrument or agreement creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Obligations.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, or (b) the accounts of which are consolidated with those of the Company in its consolidated financial statements. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

     "Swap Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

     "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

     "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "Swing Line Loan" has the meaning specified in Section 2.04(a).

     "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

     "Unencumbered Cash and Cash Equivalents" means cash or cash equivalents owned by Company and its Subsidiaries on a consolidated basis (excluding assets of any retirement plan) which (a) are not the subject of any Lien, and (b) may be converted to cash within thirty (30) days.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

     1.03 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise,
(i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.04 ACCOUNTING TERMS.

     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.05 EXCHANGE RATES; CURRENCY EQUIVALENTS. (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar

Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

     (b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

     1.06 ADDITIONAL ALTERNATIVE CURRENCIES.

     (a) The Company may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in the definition of Alternative Currency; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Any such request shall be subject to the approval of the Administrative Agent and the Lenders.

     (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent). In the case of any such request, the Administrative Agent shall promptly notify each Lender thereof. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

     (c) Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

     1.07 CHANGE OF CURRENCY. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

     1.08 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

     1.09 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

     1.10 ROUNDING. Any financial ratios required to be maintained by the Company and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, (iii) the aggregate Outstanding Amount of all Committed Loans made to any Designated Borrower that is a Foreign Obligor shall not exceed the Designated Borrower Sublimit, if any, applicable to such Foreign Obligor, and
(iv) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

     2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 8:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans,
(ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, and
(vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 10:00 a.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

     (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

     2.03 LETTERS OF CREDIT.

     (a) The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Company or any Designated Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or any Designated Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) The L/C Issuer shall not issue any Letter of Credit, if:

               (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless such Letter of Credit is an Existing Letter of Credit or the Required Lenders have approved such expiry date;

               (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

               (C) such Letter of Credit is to be denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

               (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

               (D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

               (E) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

          (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 8:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer
     (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Designated Borrower) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

          (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit");

     provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

          (iv) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an "Auto-Reinstatement Letter of Credit"). Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the "Non-Reinstatement Deadline"), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

          (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 8:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
     Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this
     Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or
     (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

     The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Letters of Credit Issued for Designated Borrowers. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Designated Borrower, each of the Company and such Designated Borrower, jointly and severally, shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Designated Borrowers inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Designated Borrowers.

     2.04 SWING LINE LOANS.

     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a "Swing Line Loan") to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that (i) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section
2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:00 noon on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in immediately available funds.

     (c) Refinancing of Swing Line Loans.

          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office for Dollar-denominated payments not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

          (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

          (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in
     Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

     (d) Repayment of Participations.

          (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
     10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

     (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.05 PREPAYMENTS. (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Administrative Agent not later than 8:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate

Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

     (b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) If the Administrative Agent notifies the Company at any time that the Total Outstandings at such time exceed an amount equal to 102% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

     (d) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 102% of the Alternative Currency Sublimit then in effect, then, within four Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

     2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 8:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, any Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.07 REPAYMENT OF LOANS. (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

     (b) The Company shall repay each Swing Line Loan on the earlier to occur of
(i) the date ten days after such Loan is made and (ii) the Maturity Date.

     2.08 INTEREST. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (d) For the purposes of the Interest Act (Canada), to the extent it may be applicable, (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

     2.09 FEES. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Utilization Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a utilization fee in Dollars equal to the Applicable Rate times the Total Outstandings on each day that the Total Outstandings exceed 33% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination). The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

     (c) Other Fees. (i) The Company shall pay to Banc of America Securities LLC and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     (ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.11 EVIDENCE OF DEBT. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK. (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing (or, in the case of any Base Rate Committed Loan requested on the same day that the applicable Committed Loan Notice is delivered, by 9:00 a.m. on the date of such Committed Loan Notice) that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

          (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

     A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to
     (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

     2.14 DESIGNATED BORROWERS. (a) Effective as of the date hereof Logistics shall be a "Designated Borrower" hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.

     (b) The Company may at any time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional direct or indirect, wholly-owned Subsidiary of the Company acceptable to the Administrative Agent, in its reasonable discretion, as a Designated Borrower (an "Applicant Borrower") to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a "Designated Borrower Request and Assumption Agreement"). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form and content satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their reasonable discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent agrees that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a "Designated Borrower Notice") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided (x) that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date;
(y) if the Dollar Equivalent of Credit Extensions to be made available to an Applicant Borrower that will be a Foreign Obligor are to exceed $10,000,000 in the aggregate, or, when added to the Dollar Equivalent of Credit Extensions extended or available to all Foreign Obligors, exceed $50,000,000 in the aggregate, such Applicant shall, as a condition precedent to becoming a Designated Borrower, cause, at its sole cost and expense, such local counsel opinions to be delivered to the Administrative Agent in form and substance and from counsel satisfactory to the Administrative Agent; and (z) if, at any time, the Dollar Equivalent of the Credit Extensions to be made available to a Designated Borrower that is a Foreign Obligor exceed $10,000,000 in the aggregate or, when added to the Dollar Equivalent of Credit Extensions extended or available to all Foreign Obligors, exceed $50,000,000, in the aggregate, then such Designated Borrower shall, as a condition precedent to obtaining any Credit Extension, cause, at its sole cost and expense, such local counsel opinions to be delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent (unless such opinions with respect to such Designated Borrower have previously been delivered to the Administrative Agent pursuant to and in accordance with this Agreement). Each Subsidiary that is or becomes a Designated Borrower pursuant to this Section 2.14 shall at all times remain a direct or indirect, wholly-owned Subsidiary of the Company for so long as such Person is a Designated Borrower.

     (c) The Obligations of all Designated Borrowers shall be several in nature with respect to the repayment of principal and interest, letter of credit fronting fees, and reimbursement and other similar obligations with respect to only the Borrowings made by, and Letters of Credit issued on behalf of, such Designated Borrower, provided, that (i) the foregoing shall not limit the unconditional and irrevocable obligation of the Company with respect thereto pursuant to the Guaranty, and (ii) all of the Borrowers shall be responsible, jointly and severally, for facility fees, indemnification obligations, reimbursement of costs and other similar obligations hereunder.

     (d) Each Subsidiary of the Company that is or becomes a Designated Borrower pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

     (e) The Company may from time to time, upon not less than 10 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower's status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower's status.

     2.15 OPTIONAL INCREASE IN COMMITMENTS.

     (a) Proposal of Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, propose an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that (i) there shall have been no prior reduction of the Aggregate Commitments, (ii) any such proposal of an increase shall be in a minimum amount of $5,000,000, (iii) the Company may make a maximum of two such proposals, and (iv) the Borrowers shall inform existing Lenders of such proposed increase and existing Lenders may offer to commit to such increased amount; provided further, however, that neither the Administrative Agent nor the Borrowers shall be required to accept any such offer from any existing Lender; and provided, further, that the Borrowers may also allow any other Person or Persons that constitute Eligible Assignees to offer to commit to such increased amount. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each existing Lender and each other Person is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

     (b) Lender Offers to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it offers to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to offer to increase its Commitment.

     (c) Notification by Administrative Agent. The Administrative Agent shall notify the Company of the Lenders' responses to each request made hereunder.

     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase (which allocation may or may not include any of the existing Lenders that have offered to increase their

Commitments). The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase,

          (i) the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Company, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default exists; and

          (ii) and each Person (other than an existing Lender) that will (in accordance with the allocation described in clause (d) above) commit to any of such increase shall deliver to the Administrative Agent a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel, whereby such Person shall agree to be bound by this Credit Agreement as a Lender.

The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

     (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 TAXES.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Nothing in this subsection shall require any Lender to make available its tax returns (or any other information related to its taxes that it deems to be confidential) except as required by any applicable Law or Governmental Authority.

     Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm, if applicable, such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.


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
     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

     3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

     3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with


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
respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     3.04 INCREASED COSTS; RESERVES ON EUROCURRENCY RATE LOANS.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

          (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

          (iii) cause the Mandatory Cost, as calculated hereunder, not to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

          (iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate (which shall include calculations in reasonable detail) of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (e) Reserves on Eurocurrency Rate Loans. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.


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
     3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

     (c) any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

     (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract, but excluding any loss of anticipated profits. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

     For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.


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
     3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

     3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.
                      CONDITIONS PRECEDENT TO AMENDMENT AND
                        RESTATEMENT AND CREDIT EXTENSIONS

     4.01 CONDITIONS OF AMENDMENT AND RESTATEMENT. The effectiveness of this Agreement as an amendment and restatement of the Existing Credit Agreement is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

          (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

          (ii) Notes executed by the Borrowers in favor of each Lender requesting Notes;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible


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
     Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Company and Logistics is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (v) favorable opinions of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, and of the General Counsel of the Company, each addressed to the Administrative Agent and each Lender, in substantially the forms of Exhibits I-1 and I-2, respectively;

          (vi) a certificate of a Responsible Officer of each Loan Party either
     (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Debt Ratings;

          (viii) a certificate signed by a Responsible Officer of the Company, certifying that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

          (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) All accrued interest and all accrued fees under or with respect to the Existing Credit Agreement shall have been paid (including, without limitation, all accrued interest and fees with respect to any Loans or Letters of Credit (each, as defined in the Existing Credit Agreement), whether or not such Loans and Letters of Credit are continued as Loans or Letters of Credit hereunder).

     (d) The Company shall have paid all reasonable fees and disbursements of Helms Mulliss & Wicker, PLLC, as counsel to the Administrative Agent, and of special and local counsel to the Lenders retained by the Administrative Agent with respect to any Foreign Obligors, in each case to the extent invoiced prior to or on the Closing Date (provided that the


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
Company shall remain liable for any additional reasonable fees and expenses of such counsel to the Administrative Agent in accordance with Section 10.04).

     (e) The Closing Date shall have occurred on or before October 13, 2005.

     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of (i) the Borrowers contained in
Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith (including any Designated Borrower Request and Assumption Agreement), shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01.

     (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

     (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the


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
conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and (to the extent the concept of "good standing" exists under such Laws) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d) (or, with respect to any Subsidiary that is not a Loan Party, in each case referred to in clause (a), (b), (c) or (d)), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or to which such Person or the properties of such Person or any of its Subsidiaries is subject or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause
(b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.


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
     5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. From the date of the Audited Financial Statements through the Closing Date, the Company and its consolidated Subsidiaries have not incurred any additional material indebtedness or other liabilities, direct or contingent, including liabilities for taxes, material commitments and Indebtedness, except for such indebtedness and liabilities reflected on Schedule 7.03 and other indebtedness and liabilities incurred in the ordinary course of business.

     (b) The unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries dated April 2, 2005, and the related consolidated and consolidating statements of income or operations for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to normal year-end audit adjustments.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     (d) The consolidated forecasted balance sheet and statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company's best estimate of its future financial performance.

     (e) Schedule 7.03 sets forth all Indebtedness owed by any Borrower to any Subsidiary as of the Closing Date (other than Indebtedness owed by the Borrower to Avnet Receivables Corporation in connection with the Existing Securitization Facility).

     5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, is reasonably likely to be determined adversely and, if so determined, could reasonably be expected to have a Material Adverse Effect.

     5.07 NO DEFAULT. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.


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
     5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     5.09 ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 INSURANCE. The Company and its Subsidiaries maintain, with financially sound and responsible insurance companies or through self-insurance, insurance on all their respective properties in at least such amounts and against such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

     5.11 TAXES. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

     5.12 ERISA COMPLIANCE.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification that could reasonably be expected to have a Material Adverse Effect. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.


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
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) to the best knowledge of the Responsible Officers of the Loan Parties, no Pension Plan has any Unfunded Pension Liability other than Unfunded Pension Liabilities in an aggregate amount not greater than $50,000,000 for all Pension Plans; (iii) as of the December 31st that falls within the most recent fiscal year for which audited financial statements have been prepared for the Company and its Subsidiaries, no Pension Plan had any Unfunded Pension Liability other than Unfunded Liabilities in an aggregate amount not greater than $50,000,000 for all Pension Plans; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 SUBSIDIARIES; EQUITY INTERESTS. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of
Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. As of the Closing Date, the Company has no equity investments in any other corporation or entity other than (a) those specifically disclosed in Part (b) of Schedule 5.13 and (b) equity investments in any corporation or entity where the aggregate amount invested in such Person by the Company is less than $5,000,000. All of the outstanding Equity Interests in the Company have been validly issued, and are fully paid and nonassessable.

     5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.15 DISCLOSURE. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,


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
with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16 COMPLIANCE WITH LAWS. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.18 SOLVENCY. Each Borrower and each Material Subsidiary of the Company (other than Avnet Europe CVA so long as it is not a Designated Borrower) is Solvent, both before and after giving effect to any Credit Extension and the disbursements of the proceeds thereof on the date hereof.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

     6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within fifteen days after the date on which consolidated financial statements for such year are required to be delivered to the SEC under the Securities Exchange Act, a consolidated balance sheet of the Company and its Subsidiaries as at the end of each fiscal year of the Company, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required


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
Lenders, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement;

     (b) as soon as available, but in any event within fifteen days after the date on which consolidated financial statements for such period are required to be delivered to the SEC under the Securities Exchange Act, a consolidated balance sheet of the Company and its Subsidiaries as at the end of each fiscal quarter of the Company (commencing with the fiscal quarter ended October 1, 2005), and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such statements to be certified by a Responsible Officer of the Company as fairly presenting the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

     (c) as soon as available, but in any event on the date on which the financial statements referred to in Sections 6.01(a) and (b) for such period are required to be delivered to the Administrative Agent and the Lenders, a consolidating balance sheet of the Company and its Subsidiaries, based on each geographic region, as at the end of such period and the related consolidating statements of income or operations, for such period, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the applicable consolidated financial statements of the Company and its Subsidiaries.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

     6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the fiscal quarter ended October 1, 2005) (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, and (ii) if the aggregate outstanding principal of all Indebtedness owed by the Company to the Subsidiaries (including all


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
Indebtedness owed by the Company to any Subsidiary) is greater than $25,000,000, a schedule of all such Indebtedness, stating the outstanding principal amount of Indebtedness owed by the Company to each Subsidiary (on a Subsidiary-by-Subsidiary basis) and whether each such item of Indebtedness is subordinated to the Obligations;

     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with any audit of the accounts or books of the Company;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements (other than registration statements on Form S-8 or any successor form thereto) which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (e) promptly after the furnishing thereof, copies of any correspondence, notice, statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof with respect to any default or event of default under any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

     (f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

     (g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions


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
(i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or BAS, as an Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "Public Lender"). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC", the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent and BAS, as Arranger, shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor". Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials "PUBLIC."

     6.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;

     (c) of the occurrence of any ERISA Event;


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     (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and

     (e) of any announcement by Moody's or S&P of any change or possible change in a Debt Rating.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in the case of clauses (b) and (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and (to the extent the concept of "good standing" exists under such Laws) good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its properties and equipment in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.07 MAINTENANCE OF INSURANCE. Maintain, with financially sound and responsible insurance companies or through self-insurance, insurance on all their respective properties in at least such amounts and against such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.


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
     6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

     6.10 INSPECTION RIGHTS. Permit representatives of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

     6.12 APPROVALS AND AUTHORIZATIONS. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount


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secured or benefited thereby is not increased, and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by
Section 7.03(b);

     (c) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens securing Indebtedness permitted under Section 7.03(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition, and (iii) such Lien attached concurrently with, or within 180 days after, the acquisition of the property encumbered thereby;

     (j) Liens on accounts receivable subject to Permitted Securitization Facilities which Liens secure (or encumber such accounts receivable to provide credit support for) such facilities;

     (k) Liens on inventory acquired in the ordinary course of business to secure the purchase price of such inventory or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such inventory, provided that the Indebtedness secured thereby does not exceed the cost of such inventory;

     (l) any Lien arising out of the refinancing, extension, renewal or refunding of any secured Indebtedness, provided that (i) prior to such refinancing, extension, renewal or refunding, the collateral for such secured Indebtedness (the "original Indebtedness") is permitted by this Section 7.01,
(ii) after giving effect to such refinancing, extension, renewal or refunding, the property covered by such Lien is not changed from the property securing the original


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
Indebtedness, (iii) the amount secured or benefited by such Lien is not increased above the amount secured by such property under the original Indebtedness, and (iv) any such refinancing, extension, renewal or refunding of Indebtedness is permitted by Section 7.03;

     (m) Liens on cash collateral supporting the repayment of the Senior Notes in accordance with the defeasance provisions of the Senior Notes Indenture or pursuant to a binding agreement with the Trustee under the Senior Notes Indenture;

     (n) Liens on cash collateral or government securities to secure Swap Contracts, provided that the aggregate fair market value of such cash collateral and government securities does not exceed $25,000,000 at any time;

     (o) Liens on assets of Foreign Subsidiaries (other than Foreign Obligors, except to the extent that such Liens are limited to Liens on cash deposits to secure cash pooling arrangements or other cash management transactions) to secure Indebtedness of such Foreign Subsidiaries, provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed $25,000,000 at any time; and

     (p) Liens not otherwise permitted under clauses (a)-(o) of this Section 7.01, provided that the aggregate fair market value of all assets subject to such Liens does not exceed 7.50% of Consolidated Tangible Net Worth at any time.

     7.02 INVESTMENTS. Make any Investments, except:

     (a) Investments held by the Company or such Subsidiary in the form of cash equivalents;

     (b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

     (c) (i) Investments by the Company in any Designated Borrower, (ii) Investments by any Subsidiary in the Company or in any Designated Borrower,
(iii) Investments by any Subsidiary (other than a Designated Borrower) in any other Subsidiary (other than a Designated Borrower); and (iv) any other Investment so long as (both before and after giving effect to such Investment) either (A) the Consolidated Leverage Ratio is less than 3.75 to 1.00 or (B) the sum of (1) the Company's Unencumbered Cash and Cash Equivalents plus (2) the aggregate amounts available to the Company under Permitted Securitization Facilities with regard to which the Company has the present ability to satisfy all conditions precedent plus (3) so long as the Company has the present ability to satisfy all conditions precedent set forth in Section 4.02, the amount, if any, by which the Aggregate Commitments exceed the Total Outstandings, exceeds $450,000,000;

     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (e) Guarantees permitted by Section 7.03;

     (f) Swap Contracts permitted by Section 7.03(c);

     (g) Permitted Acquisitions; and

     (h) other Investments not exceeding $25,000,000 in the aggregate in any fiscal year of the Company.

     7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Loan Documents;

     (b) Indebtedness outstanding on the date hereof listed on Schedule 7.03 or, in the case of each Existing Foreign Line of Credit, Indebtedness thereunder not in excess of the applicable Existing Foreign Line of Credit Limit, together in each case with any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness or, in the case of any Existing Foreign Line of Credit, the Existing Foreign Line of Credit Limit, is not increased at the time of such refinancing, refunding, renewal or extension except, in the case of such Indebtedness, by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (ii) the weighted average life of any such refinancing, refunding, renewing or extending Indebtedness, is greater than the weighted average life of any Indebtedness being refinanced, refunded, renewed or extended, (iii) the maturity date of any such refinancing, refunding, renewing or extending Indebtedness is later than the maturity date of any Indebtedness being refinanced, refunded, renewed or extended, (iv) the terms relating to subordination (if any) of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended, and (v) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

     (c) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (d) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i);


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
     (e) unsecured Indebtedness of Foreign Subsidiaries (other than Designated Borrowers); provided, that no Borrower is directly or indirectly liable for such Indebtedness, whether through any Guarantee or otherwise;

     (f) secured Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

     (g) Indebtedness under Permitted Securitization Facilities;

     (h) Indebtedness arising from Investments permitted by Section 7.02(c); provided that (i) such Indebtedness is noted on the books and records of the Company and its Subsidiaries, and (ii) in the case of any Indebtedness incurred after the Closing Date and owed by any Borrower to any Subsidiary, such Debt is subordinated (to the extent permitted by applicable Law, as determined in good faith by the Company) to the Obligations on terms and conditions, and pursuant to documentation, in form and a substance satisfactory to the Administrative Agent in its reasonable discretion;

     (i) Indebtedness of a Person, or in respect of assets, acquired pursuant to a Permitted Acquisition and existing at the time of such Acquisition; provided that (I) such Indebtedness (x) shall not have been incurred in contemplation of such Acquisition, (y) may not be extended, renewed or refunded except as otherwise permitted by this Agreement, and (z) in the case of Indebtedness secured by a Lien on the assets acquired pursuant to a Permitted Acquisition (or on the assets of a Person that becomes a Subsidiary as a result of a Permitted Acquisition), such Indebtedness, together with any other secured Indebtedness permitted by this clause (i), shall not exceed $50,000,000 in the aggregate outstanding at any time and (II) neither the Company nor any Subsidiary (other than a Person acquired as part of such Permitted Acquisition) is directly or indirectly liable for such Indebtedness, whether through any Guarantee or otherwise, other than liability with respect to which recourse is limited to the assets so acquired (or Investment in the Person so acquired);

     (j) unsecured Indebtedness of the Company; provided, that no Subsidiary of the Company is directly or indirectly liable for such Indebtedness, whether through any Guarantee or otherwise;

     (k) Indebtedness not otherwise permitted under clauses (a)-(j) of this
Section 7.03, provided that the aggregate outstanding amount of Indebtedness permitted by this clause (k) shall not exceed $25,000,000 at any time; and

     (l) unsecured Indebtedness not otherwise permitted under clauses (a)-(k) of this Section 7.03, provided that (i) no principal repayments on such Indebtedness are due until after the Maturity Date and (ii) after giving effect to any Indebtedness under this clause (l), the Consolidated Leverage Ratio is less than 4.00 to 1.00, provided that if such Indebtedness is incurred simultaneously with, and in connection with, an Acquisition, then for the purpose of determining compliance with this clause (ii) at the time of incurrence of such Indebtedness, the Consolidated Leverage Ratio shall be determined on a pro forma basis (giving effect to such Indebtedness, and giving effect to such Acquisition as if such Acquisition occurred on the first day of the period of four fiscal quarters most recently ended).


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
     7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Designated Borrower is merging with another Subsidiary, a Designated Borrower shall be the continuing or surviving Person;

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Designated Borrower, then the transferee must either be the Company or a Designated Borrower; and

     (c) any Subsidiary (other than a Loan Party or a Material Subsidiary) may dissolve or be dissolved or may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise).

     7.05 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

     (a) each Subsidiary may make Restricted Payments to the Company, the Designated Borrowers and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

     (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

     (c) the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

     (d) the Company may purchase, redeem or otherwise acquire for cash Equity Interests issued by it, provided that the aggregate consideration paid for all such purchase, redemption and acquisition after the Closing Date (other than in respect of shares purchased for the purpose of satisfying the Company's obligations under employee or director stock purchase, stock grant and stock option plans) shall not exceed $15,000,000; and

     (e) the Company may declare and pay cash dividends and purchase, redeem or otherwise acquire for cash Equity Interests issued by it, provided that the Consolidated Leverage Ratio is less than or equal to 3.50 to 1.00 (both before and after giving effect to such payment, purchase redemption or acquisition).


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
     7.06 PAYMENTS OF CERTAIN INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

     (a) payment of Indebtedness created under the Loan Documents;

     (b) payment of regularly scheduled principal and interest payments as and when due in respect of any Indebtedness permitted by Section 7.03; provided, that the applicable terms thereof shall not be amended to increase such payments without the consent of the Required Lenders;

     (c) so long as no Event of Default has occurred and is continuing or will exist immediately thereafter, prepayments of Senior Indebtedness of the Company if the aggregate L/C Obligations do not exceed $40,000,000 and there are no outstanding Loans;

     (d) so long as no Event of Default has occurred and is continuing or will exist immediately thereafter, (i) payments or prepayments of any Permitted Securitization Facility (x) made with the proceeds of collections on accounts receivable subject thereto or (y) if the Total Outstandings (other than the undrawn amount of outstanding Letters of Credit) do not exceed $50,000,000, or
(ii) payments or prepayments of any Permitted Securitization Facility which exists to finance accounts receivables generated by Foreign Subsidiaries, provided that (in the case of this clause (ii)) the Subsidiary making such payments or prepayments is a Foreign Subsidiary;

     (e) refinancings of Indebtedness permitted by clauses (b), (d), (e), (f),
(g), (i), (j) (k) and (l) of Section 7.03 to the extent that the incurrence of such refinancing Indebtedness is otherwise permitted under this Agreement, but provided further that, in the case of the refinancing of any Indebtedness permitted by Section 7.03(l), no principal payments on the respective refinancing Indebtedness are due until after the Maturity Date;

     (f) repayments of Indebtedness arising from Investments permitted by
Section 7.02(c) to the extent permitted by any subordination provisions thereof (other than, if any Event of Default exists or will exist after making such payment, Indebtedness of the Company or any Designated Borrower to any Subsidiary of the Company); and

     (g) so long as no Event of Default has occurred and is continuing or will exist immediately thereafter, other prepayments in respect of Indebtedness; provided, that (i) immediately thereafter there are no outstanding Committed Loans and the Outstanding Amount of L/C Obligations (excluding the aggregate undrawn amount of outstanding Letters of Credit) is zero, and (ii) no proceeds of any Credit Extension are used to make or finance such payment.

     7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto.


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
     7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

     7.09 LIMITATION ON RESTRICTIONS AFFECTING THE COMPANY OR ANY SUBSIDIARY. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make Restricted Payments to the Company or any Designated Borrower or to otherwise transfer property to the Company or any Designated Borrower, or (b) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 7.09 shall not prohibit:

          (i) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness;

          (ii) restrictions imposed by other permitted Indebtedness ranking pari passu with the Obligations, provided that such restrictions are no more restrictive than those imposed by this Agreement;

          (iii) restrictions imposed by applicable Law;

          (iv) restrictions imposed by Indebtedness outstanding on the date hereof and listed on Schedule 7.03;

          (v) restrictions imposed by Indebtedness relating to any property acquired by the Company or any Subsidiary (or restrictions imposed by Indebtedness of a third party which third party is acquired by the Company or any Subsidiary) in an acquisition permitted by this Agreement, provided in each case that such restrictions existed at the time of such acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person other than the Person so acquired, or to any property other than the property so acquired;

          (vi) restrictions with respect solely to any Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale of all or substantially all of the Equity Interests or assets of such Subsidiary, provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

          (vii) in connection with and pursuant to any refinancing of Indebtedness, replacements of restrictions imposed pursuant to clauses
     (ii), (iv), (v) or (vii) of this Section, provided that (A) such refinancing is permitted by Section 7.03, and (B) the replacement restrictions are not more restrictive than those being replaced and do not apply to any Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced;


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
          (viii) restrictions on any Special Purpose Finance Subsidiary and assets of such Special Purpose Finance Subsidiary, which restrictions are contained in the applicable Permitted Securitization Facility for which such Subsidiary was created;

          (ix) in connection with any permitted lease of property entered into in the ordinary course of business, customary provisions restricting the subletting or assignment of, or Liens on, the property subject to such lease, consistent with industry practice; and

          (x) in connection with any Lien permitted by Section 7.01, customary restrictions on the transfer or disposition of, or imposition of further Liens on, the asset subject to such Lien.

     7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates or would be inconsistent with, Regulation T, U or X of the FRB.

     7.11 FINANCIAL COVENANTS.

     (a) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio as of the end of any period of four fiscal quarters of the Company (determined on a pro forma basis, giving effect to any Permitted Acquisition consummated during such period, and to the incurrence, repayment, prepayment, redemption or defeasance of any Indebtedness in connection therewith, as if such Permitted Acquisition and such incurrence, repayment, prepayment, redemption or defeasance occurred on the first day of such period) to be less than 3.00 to 1.00.

     (b) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio at any time during any period set forth below (determined on a pro forma basis, giving effect to any Permitted Acquisition consummated during such period, and to the incurrence, repayment, prepayment, redemption or defeasance of any Indebtedness in connection therewith, as if such Permitted Acquisition and such incurrence, repayment, prepayment, redemption or defeasance occurred on the first day of such period) to be greater than the ratio set forth below opposite such period:

                                          Maximum Consolidated
                 Period                      Leverage Ratio
---------------------------------------   --------------------
Closing Date through December 31, 2005        4.50 to 1.00
January 1, 2006 through July 1, 2006          4.25 to 1.00
July 2, 2006 and thereafter                   4.00 to 1.00


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
     7.12 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are a Permitted Business, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, if the Cost of Acquisition is in excess of $25,000,000, the Company shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a certificate in the form of Exhibit D prepared on a historical pro forma basis as of the date of the Audited Financial Statements or, if later, as of the most recent date for which financial statements have been furnished pursuant to
Section 6.01(a) or (b), giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a Subsidiary, or be merged into a Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be a Subsidiary), and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any fiscal year (on a noncumulative basis, with the effect that amounts not incurred in any fiscal year may not be carried forward to a subsequent period) shall not exceed $100,000,000 in the aggregate unless (in the case of clause (iv)) both immediately before and immediately after such Acquisition (giving pro forma effect to the consummation of such Acquisition as if such Acquisition occurred on the first day of the four fiscal quarters most recently ended, and giving pro forma effect to the incurrence, repayment, prepayment, redemption or defeasance of any Indebtedness in connection therewith) either (Y) the Consolidated Leverage Ratio is less than 3.75 to 1.00 or (Z) the sum of (1) the Company's Unencumbered Cash and Cash Equivalents, plus
(2) the aggregate amounts available to the Company under Permitted Securitization Facilities with regard to which the Company has the present ability to satisfy all conditions precedent to its ability to obtain such amounts immediately thereunder, plus (3) so long as the Company has the present ability to satisfy all conditions precedent set forth in Section 4.02, the amount, if any, by which the Aggregate Commitments exceed the Total Outstandings, exceeds $450,000,000.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

     (a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, or 6.11 or Article VII; or


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
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the Company or such Loan Party has knowledge thereof; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

     (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment of principal when due (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition (including any obligation to make any payment of interest, fees or other amounts) relating to any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $50,000,000; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) Judgments. One or more judgments or orders are entered against the Company or any Subsidiary for the payment of money in an aggregate amount exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) that remain unsatisfied for a period of 30 days or more or with regard to which (A) enforcement proceedings are commenced by the holder thereof, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Subsidiary of the Company contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) Change of Control. There occurs any Change of Control.

     8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

     (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all

Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

     9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

     9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.


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     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt


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of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

     9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or


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based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

     9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to, and shall, at the direction of the Required Lenders:

     (a) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.


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
                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate or amount of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) amend Section 1.06 or the definition of "Alternative Currency" without the written consent of each Lender;

     (g) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (h) release the Company from the Guaranty without the written consent of each Lender (including by virtue of consenting to any assignment of the Guaranty that includes a release of the Company from its obligations thereunder);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit


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issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Promptly upon request therefor, the Administrative Agent shall provide any Lender requesting same with a hard copy of any particular notice or other communication delivered by the Administrative Agent hereunder by electronic communication;


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provided that the failure to deliver any such hard copy shall not render any electronic notice or communication ineffective.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. Any Person shall be permitted to provide more than one e-mail address if it so requires and all matters notified by e-mail shall be sent to each such address so specified; provided that (x) the deemed receipt by any intended recipient shall be sufficient notice hereunder to such Person, whether or not such e-mail notification shall have been deemed received by all intended recipients, and (y) the foregoing shall not apply to any notice or communication pursuant to Article II.

     (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address,


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contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

     (a) Costs and Expenses. The Company shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")


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
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions


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contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

     10.06 SUCCESSORS AND ASSIGNS.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection
(f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the

Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

          (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries ) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.13 as though it were a Lender.

     (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section

3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time, without notice to or consent of any Person, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

     10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National

Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

     For purposes of this Section, "Information" means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

     10.08 SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

     (a) the Company shall have paid (or caused a Designated Subsidiary to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Subsidiary (in the case of all other amounts);

     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

     (d) such assignment does not conflict with applicable Laws.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     10.14 GOVERNING LAW; JURISDICTION; ETC.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL

JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW; PROVIDED, THAT NO ELECTRONIC COMMUNICATION SHALL CONSTITUTE SERVICE OF PROCESS HEREUNDER.

     10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

     10.17 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

     [REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the date first above written.

                                        AVNET, INC.


                                        By:
                                            ------------------------------------
                                        Name: Raymond Sadowski
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                        AVNET LOGISTICS U.S., L.P.

                                        By: Avnet Properties Corporation,
                                            General Partner


                                        By:
                                            ------------------------------------
                                        Name: Raymond Sadowski
                                        Title: President and Treasurer


                      Amended and Restated Credit Agreement

                                        BANK OF AMERICA, N.A., as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name: Robert J.Rittelmeyer
                                        Title: Vice President


                      Amended and Restated Credit Agreement

                                        BANK OF AMERICA, N.A., as a Lender,
                                        L/C Issuer and Swing Line Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        ABN AMRO BANK N.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        THE BANK OF NOVA SCOTIA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        BNP PARIBAS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                     Amended and Restated Credit Agreement

                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                     Amended and Restated Credit Agreement

                                        JPMORGAN CHASE BANK, N.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                     Amended and Restated Credit Agreement

                                        CALYON NEW YORK BRANCH


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                     Amended and Restated Credit Agreement

                                        FORTIS CAPITAL CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                     Amended and Restated Credit Agreement

                                        MIZUHO CORPORATE BANK, LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        DRESDNER BANK AG IN MUNCHEN


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        BANCA NAZIONALE DEL LAVORO SPA,
                                        NEW YORK BRANCH


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        KEYBANK NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        NATEXIS BANQUES POPULAIRES


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        SUMITOMO MITSUI BANKING CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                        KBC BANK N.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                      Amended and Restated Credit Agreement

                                                                SCHEDULE 1.02(A)

                           EXISTING LETTERS OF CREDIT

1. Letter of Credit #0040396 maximum drawings thereunder of $1,620,000.00 and expiry date of 02/2/06.

2. Letter of Credit #3048187 with maximum drawings thereunder of $15,546,939.07 and expiry date of 04/18/06.

3. Letter of Credit #3054741 with maximum drawings thereunder of $300,000.00 and expiry date of 3/13/06.

4. Letter of Credit #3066130 with maximum drawings thereunder of $2,116,594.00 and expiry date of 07/01/06.

5. Letter of Credit #3073030 with maximum drawings thereunder of $122,500.00 and expiry date of 01/24/06.

6. Letter of Credit #3076770 with maximum drawings thereunder of $3,512,328.00 and expiry date of 08/10/06.


                                Schedule 1.02(a)

                                                                SCHEDULE 1.02(B)

                             MANDATORY COST FORMULAE

1 The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

     (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

     (b)  the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender's participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

     (a)  in relation to any Loan in Sterling:

                      AB+C(B-D)+E x 0.01 per cent per annum
                      ------------------
                          100 - (A+C)

     (b)  in relation to any Loan in any currency other than Sterling:

                           E x 0.01 per cent per annum
                           --------
                              300

Where:

     "A" is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as


                                Schedule 1.02(b)
          an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     "B" is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

     "C" is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     "D" is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

     "E" is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per L1,000,000.

5.   For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Regulations" means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (c) "Fee Tariffs" means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

     (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the


                                Schedule 1.02(b)

     Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per L1,000,000 of the Tariff Base of such Lender.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a
     Lender:

     (a) its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

     (b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender's Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which


                                Schedule 1.02(b)
     replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.


                                Schedule 1.02(b)

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                                                   APPLICABLE
                                                                   COMMITMENT
                     LENDER                        COMMITMENT      PERCENTAGE
                     ------                       ------------   -------------
Bank of America, N.A.                             $ 38,000,000     7.600000000%
ABN AMRO Bank N.V.                                $ 38,000,000     7.600000000%
The Bank of Nova Scotia                           $ 38,000,000     7.600000000%
BNP Paribas                                       $ 38,000,000     7.600000000%
Credit Suisse, Cayman Islands Branch              $ 38,000,000     7.600000000%
JPMorgan Chase Bank, N.A.                         $ 38,000,000     7.600000000%
Calyon New York Branch                            $ 26,750,000     5.350000000%
Fortis Capital Corp.                              $ 26,750,000     5.350000000%
Mizuho Corporate Bank, Ltd.                       $ 26,750,000     5.350000000%
Wachovia Bank, National Association               $ 26,750,000     5.350000000%
Dresdner Bank AG in Munchen                       $ 25,000,000     5.000000000%
Banca Nazionale del Lavoro SpA, New York Branch   $ 25,000,000     5.000000000%
KeyBank National Association                      $ 25,000,000     5.000000000%
Natexis Banques Populaires                        $ 25,000,000     5.000000000%
Skandinaviska Enskilda Banken AB (publ)           $ 25,000,000     5.000000000%
Sumitomo Mitsui Banking Corporation               $ 25,000,000     5.000000000%
KBC Bank N.V.                                     $ 15,000,000     3.000000000%
                                                  ------------   -------------
   Total                                          $500,000,000   100.000000000%
                                                  ============   =============


                                  Schedule 2.01

                                                                   SCHEDULE 5.13

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

PART (A). SUBSIDIARIES.

                                                 PLACE OF
                    NAME                          INCORP.                      OWNERSHIP
-------------------------------------------   --------------   -----------------------------------------
Avnet Logistics Holding Corp.                 Arizona          Avnet, Inc. (100%)
Advanced Component Distributors Pty Limited   Australia        Avnet, Inc. (100%)
(Dormant)
Avnet (Australia) Pty. Ltd.                   Australia        Avnet Asia Pte. Ltd-100%
Avnet Pacific Pty Ltd.                        Australia        Avnet Holdings (Australia) Pty Ltd
                                                               (99.999%)
                                                               Avnet, Inc. (.001%)
Impact Components Pty Limited                 Australia        Avnet, Inc. (100%)
Insight Electronics Pty Limited               Australia        Avnet, Inc. (100%)
Memec Pty Limited                             Australia        Avnet, Inc. (100%)
Memec (NZ) Limited                            Australia        Avnet, Inc. (100%)
NSD Pty Limited (Dormant)                     Australia        Avnet, Inc. (100%)
Unique Technology Components Pty Limited      Australia        Avnet, Inc. (100%)
Avnet Technology Solutions                    Austria          Avnet Technology Solutions GmbH (100%)
Handelsgesellschaft m.b.H.
Avnet EMG Elektronische Bauelmente GmbH       Austria          Avnet Technology Solutions
                                                               Handelsgesellschaft m.b.H. (100%)
EBV-Elektronik GmbH                           Austria          EBV Beteiliguns-Verwaltungs GmbH 100%
Memec Austria GmbH                            Austria          Avnet, Inc. (100%)
Avnet Europe Comm. VA                         Belgium          EBV Management GmbH (71.46%)
                                                               Tenva Belgium Comm. VA (10.30%)
                                                               Tenva Financial Management BVBA (1 share)
                                                               Avnet, Inc. (18.24%)
Avnet Financial Services Comm. VA             Belgium          Avnet, Inc. (99%)
                                                               Tenva Financial Management BVBA (1%)
Memec Belgium NV                              Belgium          Avnet, Inc. (100%)
Tenva Belgium Comm. VA                        Belgium          Avnet, Inc. (99.99%)
                                                               Tenva Financial Management BVBA (.01%)
Tenva Financial Management                    Belgium          Avnet, Inc. (99%)


                                  Schedule 5.13

                                                 PLACE OF
                    NAME                          INCORP.                      OWNERSHIP
-------------------------------------------   --------------   -----------------------------------------
BVBA                                                           Avnet Delaware LLC (1%)
Avnet do Brasil LTDA                          Brazil           Avnet, Inc. (93%)
                                                               Jose Luis Vara (6%)
                                                               Rose Maria Cetrone (1%)
Avnet Logistics (Shenzhen) Ltd.               China            Avnet Asia Pte Ltd. (100%)
Avnet Logistics (Tianjin) Ltd.                China            Avnet Asia Pte Ltd. (100%)
Memec Electronics (Shanghai) Co Limited       China            Avnet, Inc. (100%)
Sunrise Logistics (Shanghai) Limited          China            Sunrise Electronic Component Distribution
                                                               Group Ltd. - 100%
Avnet Applied Computing s.r.o.                Czech Republic   Avnet Applied Computing Handelsges,
                                                               m.b.H. (100%)
Avnet s.r.o.                                  Czech Republic   Avnet Holding Germany GmbH-(99,5%)
                                                               EBV Management GmbH (0,5%)
EBV Elektronik spol. S.r.o.                   Czech Republic   EBV Beteiligungs- Verwaltungs GmbH (100%)
Avnet Corporate Services Group, Inc.          Delaware         Avnet, Inc. (100%)
Avnet Delaware LLC                            Delaware         Avnet, Inc.
Avnet Holding Corporation II                  Delaware         Avnet, Inc. (100%)
Avnet Properties Corporation                  Delaware         Avnet, Inc. (100%)
Avnet Receivables Corporation                 Delaware         Avnet, Inc. (100%)
Avnet, Inc.                                   Delaware         Avnet, Inc. (100%)
BFI-IBEXSA International, Inc.                Delaware         Avnet, Inc. (100%)
Kent One Corporation                          Delaware         Avnet, Inc. (100%)
Memec Canada, Inc.                            Delaware         Avnet, Inc. (100%)
Optional Systems Resource, Inc.               Delaware         Avnet, Inc. (100%)
Telmil Electronics, Inc.                      Delaware         Avnet, Inc. (100%)
Triangle Receivables Funding, LLC             Delaware         Avnet, Inc. (100%)
Avnet Nortec A/S                              Denmark          Avnet Nortec AB (100%)
BFI OPTILAS A/S                               Denmark          BFI OPTILAS International SAS, France
                                                               (100%)
EBV Elektronik ApS                            Denmark          EBV Elektronik GmbH & Co KG (100%)
Memec Denmark A/S                             Denmark          Avnet, Inc. (100%)
Avnet Nortec Oy                               Finland          Avnet Nortec AB (100%)
Memec Finland OY                              Finland          Avnet, Inc. (100%)


                                  Schedule 5.13

                                              PLACE OF
                    NAME                       INCORP.                      OWNERSHIP
----------------------------------------   --------------   -----------------------------------------
Avnet EMG France S.A.                      France           Avnet France SAS (99.94%)

                                                            Christian Kafka (1 share)
                                                            Peter Bielefeld (1 share)
                                                            Axel Hartstang (1 share)
                                                            Raymond Sadowski (1 share)
                                                            Avnet Finance BV (1 share)
                                                            Avnet Holding Germany (1 share)

Avnet France S.A.S.                        France           Avnet, Inc. (49%)

                                                            EBV Management GmbH (51%)

Avnet Programming Services SA              France           Avnet France SAS (99.94%)
                                                            Raymond Sadowski (1 share)
                                                            Ton Van Heck (1 share)
                                                            Patrick Zammit (1 share)
                                                            Peter Bielefeld (1 share)
                                                            Ralf Schuermann (1 share)
                                                            Avnet Finance B.V. (1 share)
Avnet Technology Solutions SAS             France           Avnet France S.A.S. (100%)
BFI-Optilas International SAS              France           BFI-Ibexsa International Inc. (100%)
BFI-OPTILAS SAS                            France           BFI-Optilas International SAS (100%)
Memec France SAS                           France           Avnet, Inc. (100%)
Avnet Applied Computing                    Germany          EBV Management GmbH (100%)
European Services GmbH
Avnet Beteiligungs-Verwaltungs GmbH        Germany          Avnet Inc. (100%)
Avnet EMG GmbH                             Germany          Tenva Belgium Comm. VA -(100%)
Avnet Erste Vermoegensverwaltungs GmbH &   Germany          Avnet Verwaltungs GmbH, Germany
Co. KG                                                      Avnet Beteiligungs - Verwaltungs GmbH,
                                                            Germany (0.10%)
                                                            Avnet, Inc. (99.90%)
Avnet Holding Germany GmbH                 Germany          Avnet, Inc. (100%)
Avnet IT Services GmbH                     Germany          EBV Beteiligung-Verwaltungs GmbH (100%)
Avnet Logistics GmbH                       Germany          Tenva Belgium Comm. VA -(100%)
Avnet Technology Solutions GmbH            Germany          EBV Management GmbH (100%)
Avnet Verwaltungs GmbH                     Germany          Avnet Inc. (100%)
Avnet Zweite Vermogensverwaltungs GmbH     Germany          Avnet Europe Comm. VA (100%)
BFI OPTILAS GmbH                           Germany          BFI OPTILAS International SAS-


                                  Schedule 5.13

                                              PLACE OF
                    NAME                       INCORP.                      OWNERSHIP
----------------------------------------   --------------   -----------------------------------------
                                                            (100%)
Distron Elektronik GmbH                    Germany          EBV Management GmbH (100%)
EBV Beteiligungs-Verwaltungs GmbH          Germany          EBV Elektronik GmbH & Co KG (100%)
EBV Elektronik GmbH & Co. KG               Germany          EBV Management GmbH (99.04%)
                                                            EBV Vermogensverwaltungs GmbH (0.96%)
EBV Management GmbH                        Germany          Avnet Holding Germany GmbH (100%)
EBV Vermoegens-verwaltungs GmbH            Germany          EBV Management GmbH (100%)
Memec GmbH                                 Germany          Avnet, Inc. (100%)
Thomas Kaubisch GmbH                       Germany          EBV Beteiligungs-Verwaltungs GmbH (100%)
WBC GmbH                                   Germany          EBV Management GmbH (100%)
EBV Elekronik EPE                          Greece           EBV Beteiligungs-Verwaltungs GmbH
                                                            (98.67%)
                                                            EBV Vermogensverwaltungs GmbH (1.33%)
Avnet Sunrise Limited                      Hong Kong        Avnet Asia-(99.99%)
                                                            Christopher E. Eason, (.01%)
Avnet Technology Hong Kong Limited         Hong Kong        Avnet Asia Pte. Ltd.(50%)
                                                            Brian O. Hilton,  (50%)
Chinatronic Technology Limited             Hong Kong        Sunrise Electronic Component Distribution
                                                            Group Limited (99.9%)
                                                            Avnet Asia Pte Ltd (.01%)
Memec (Asia Pacific) Limited               Hong Kong        Avnet, Inc. (100%)
Memec (Asia Pacific Holdings) Limited      Hong Kong
Memec Electronic Components (AP) Limited   Hong Kong        Avnet, Inc. (100%)
Avnet Technology Solutions Kft             Hungary          EBV Management GmbH (100%)
EBV Elektronik KFT                         Hungary          EBV Beteiligungs-Verwaltungs
                                                            GmbH (96,69%)
                                                            EBV Vermoegensverwaltungs GmbH (3,33%)
Avnet India Private Limited                India            Avnet Holding Corporation II (100%)
Avnet Limited                              Ireland          Avnet Holding Corporation II-100%
Avnet Lyco Manufacturing Limited           Ireland          Avnet Limited -100%
Memec Ireland Limited                      Ireland          Avnet, Inc. (100%)
Avnet ASIC Israel Ltd                      Israel           Avnet Components Israel Ltd


                                  Schedule 5.13

                                                 PLACE OF
                    NAME                          INCORP.                      OWNERSHIP
-------------------------------------------   --------------   -----------------------------------------
                                                               (100%)
Avnet Components Israel Ltd.                  Israel           Avnet, Inc. (80%)
                                                               Rami Segal (10%)
                                                               Tzachi Krieze (10%)
EBV Elektronik Israel Ltd.                    Israel           Avnet Components Israel Ltd 100%
Memec (Memory and Electronic Components)      Israel           Avnet, Inc. (100%)
Israel Limited
Ormic Components Ltd.                         Israel           Avnet Components Israel Ltd-100%
TelMil Electronics Israel Ltd.                Israel           Avnet Components Israel Ltd. (90%)
                                                               J.F.N. Advanced Technologies Ltd.(10%)
Avnet S.r.l.                                  Italy            Avnet Inc (79%)
                                                               EBV Management GmbH (21%)
BFI OPTILAS S.r.l.                            Italy            BFI OPTILA International SAS (82.5%)
                                                               BFI Optilas SAS - France (17.4%)
                                                               BFI-Optilas GmbH (0.1%)
EBV Elektronik s.r.l.                         Italy            EBV Beteiligungs-Verwaltungs GmbH (100%)
Memec Italia SpA                              Italy            Avnet, Inc. (100%)
PCD Italia S.r.l.                             Italy            Avnet, Inc.(100%)
Avnet EMG Italy SpA                           Italy            Avnet S.R.L. (100%)
Memec Japan KK                                Japan            Avnet, Inc. (100%)
Avnet Korea, Inc.                             Korea            Avnet Asia (100%)
Avnet Industries (Malaysia) Sdn Bhd           Malaysia         Avnet, Inc.-100%
Avnet Malaysia Sdn Bhd                        Malaysia         Avnet Asia Pte Ltd-100%
Avnet de Mexico, S.A. de C.V.                 Mexico           Avnet, Inc. - NY (999 shares)
                                                               Avnet, Inc. - DE (1 share)
Avnet Partner Solutions, S. de R.L. de C.V.   Mexico           LLC - does not issue shares
                                                               Capitalization - $150,000 MN
                                                               Soluciones Mercantiles, S. de R.L. de
                                                               C.V. (148,500 Pesos)
                                                               Avnet, Inc.
                                                               (1,500 Pesos)
Enlaces Computacionales, S. de R.L. de C.V.   Mexico           LLC - does not issue shares
                                                               Capitalization - $303,000 MN
                                                               Soluciones Mercantiles, S. de R.L. de
                                                               C.V. (299,970 Pesos)
                                                               Avnet, Inc. (3,030)


                                  Schedule 5.13

                                                 PLACE OF
                    NAME                          INCORP.                      OWNERSHIP
-------------------------------------------   --------------   -----------------------------------------
Instituto de Educacion Avanzada, S. de R.L.   Mexico           LLC - does not issue shares
de C.V.                                                        Capitalization - $50,000 MN
                                                               Soluciones Mercantiles, S. de R.L. de
                                                               C.V. (49,500 Pesos)
                                                               Avnet, Inc. (500 Pesos)
MI Technology Products de Mexico, S. de       Mexico           Equity Participation Members:
R.L. de C.V.                                                   Avnet, Inc.: 1 membership interest,
                                                               $49,000 pesos
                                                               Marshall Industries Technology Products:
                                                               1 membership interest, $1,000 pesos
Soluciones Mercantiles, S. de R.L. de C.V.    Mexico           LLC - does not issue shares
                                                               Capitalization - $78,194,100 MN
                                                               Avnet, Inc.
                                                               (78,194,000 Pesos)
                                                               Avnet Delaware LLC (100 Pesos)
Avnet B.V.                                    Netherlands      Eurotronics B.V (100%)
Avnet Technology Solutions B.V.               Netherlands      Avnet Technology Solutions GmbH (100%)
BFI Optilas B.V.                              Netherlands      BFI-Optilas International SAS-(100%)
Memec Holdings BV                             Netherlands      Avnet, Inc. (100%)
Memec Nederland BV                            Netherlands      Avnet, Inc. (100%)
Sterling Electronics Corporation              Nevada           Avnet, Inc. (100%)
CM Satellite Systems, Inc.                    New York         Avnet, Inc. (100%)
Avnet (NZ)                                    New Zealand      Avnet Asia Pte. Ltd.-100%
Avnet Nortec AS                               Norway           Avnet Nortec AB (100%)
Memec Norway A/S                              Norway           Avnet, Inc. (100%)
Avnet International (Canada), Ltd.            Ontario          Owner: Avnet, Inc. (100%)
Insight Components (Canada) Inc.              Ontario
Avnet Philippines Pty. Ltd., Inc.             Philippines      Avnet Holding Corporation II-76,795
                                                               shares (96%)
                                                                         Nominee Shareholders:
                                                               Five Nominee Directors (1 share each)
Avnet Applied Computing Sp. Z.o.o.            Poland           Avnet Technology Solutions GmbH (100%)
Avnet EM sp.z.o.o.                            Poland           EBV Management GmbH (99%)
                                                               Avnet Holding Germany GmbH (1%)
Avnet Sp. Z.o.o.                              Poland           Avnet Holding Germany GmbH-(100%)
EBV Elektronik Sp. Z.o.o.                     Poland           EBV Beteiligungs-Verwaltungs GmbH 100%
Memec Poland Sp.z.o.o.                        Poland           Avnet, Inc. (100%)


                                  Schedule 5.13

                                                 PLACE OF
                    NAME                          INCORP.                      OWNERSHIP
-------------------------------------------   --------------   -----------------------------------------
WBC Sp. Z.o.o.                                Poland           WBC GmbH (100%)
Avnet de Puerto Rico, Inc.                    Puerto Rico      Avnet, Inc. (100%)
EBV Elektronik M                              Russia           EBV Elektronik GmbH & Co KG, Germany-99%
                                                               EBV-Elektronik GmbH (Austria) - 1%
Sunrise Electronic Component Distribution     Samoa            Avnet Asia Pte Ltd.-100%
Group Limited
Avnet Asia Pte Ltd                            Singapore        Avnet Holding Corporation II- 100%
DNS Slovakia s.r.o.                           Slovakia         Avnet Holding Germany GmbH (100%)
EBV Elektronik, Druzba Za Posredovanje        Slovenia         EBV Beteiliguns-Verwaltungs GmbH 100%
D.O.O.
Avnet Kopp (Pty) Limited                      South Africa     Avnet Holding Corporation II-100%
Electrolink (PTY) Ltd                         South Africa     EBV Beteiligungs-Verwaltungs GmbH (100%)
Memec South Africa Pty Limited                South Africa     Avnet, Inc. (100%)
Avnet  Technology  Solutions S.A.             Spain            Avnet Technology Solutions GmbH-Germany -
                                                               100%
Avnet Iberia SA                               Spain            Avnet, Inc.-100%
BFI Optilas SA                                Spain            BFI Optilas International SAS France
                                                               (100%)
Memec Iberica SA                              Spain            Avnet, Inc. (99.999%)
                                                               Roy Stevenson (.001%)
Avnet Nortec AB                               Sweden           Avnet, Inc. (100%)
BFI OPTILAS AB                                Sweden           BFI-Optilas International SAS-(100%)
Memec Sweden AB                               Sweden           Avnet, Inc. (100%)
Avnet AG                                      Switzerland      Avnet, Inc. (99.33%)
                                                               David Birk (.33%)
                                                               Rene Wick (.33%)
Avnet EMG AG                                  Switzerland      Eurotronics B.V (99.7%)
                                                               Dominique de Weck (1 share)
                                                               Robert Zoells (1 share)
                                                               Karl-Heinz Weigl (1 share)
Memec AG (Switzerland)                        Switzerland      Avnet, Inc. (100%)
Memec Inicore AG                              Switzerland      Avnet, Inc. (100%)
Memec Inicore Holding AG                      Switzerland      Avnet, Inc. (100%)
Avnet IP&E Taiwan Ltd.                        Taiwan           Avnet Holding Corporation II (100%)


                                  Schedule 5.13

                                                 PLACE OF
                    NAME                          INCORP.                      OWNERSHIP
-------------------------------------------   --------------   -----------------------------------------
Avnet Logistics U.S., L. P.                   Texas            General Partner:  Avnet Properties
                                                               Corporation
                                                               Limited Partner:  Avnet Logistics Holding
                                                               Corp.
Avnet Technology (Thailand) Co., Ltd.         Thailand         Avnet Holding Corporation II-29,994
                                                               shares (94%)
                                                               Nominee Shareholders:
                                                               Suwit Suwan-1%
                                                               Prapasiri Sattayatham-1%
                                                               Anchale So,boonsuk-.1%
                                                               Suneerat Vivatsiripong-1%
                                                               Chamchumrat Ruksuthee-1%
                                                               Jantana Boonvanichyalert-1%
EBV Elektronik Ticaret Ltd.                   Turkey           EBV Beteiligungs-Verwaltungs GmbH (99.06%)
                                                               EBV Vermogenverwaltungs GmbH (0.94%)
EBV Electronic TOB                            Ukraine          EBV Beteiligungs-Verwaltungs GmbH (99%)
                                                               EBV Vermogenverwaltungs GmbH (1%)
Ambar Cascom Limited                          United Kingdom   Avnet, Inc. (100%)
Ambar Components Limited                      United Kingdom   Avnet, Inc. (100%)
Avnet (Holdings) Limited                      United Kingdom   Electron House (Overseas) Limited-
                                                               23,126,630 shares (100%)
Avnet Corporate Trustee Limited               United Kingdom   Avnet EMG Ltd. (100%)
Avnet EMG Ltd                                 United Kingdom   Avnet (Holdings) Ltd-99%
                                                               Avnet Inc - 1% (attorney-in-fact is David
                                                               R. Birk)
Avnet Technology Solutions Ltd.               United Kingdom   Electron House (Overseas) Ltd.-100%
BFI OPTILAS Limited                           United Kingdom   BFI-Optilas International SAS- (100%)
Curragh Technology Limited                    United Kingdom   Avnet, Inc. (100%)
Electron House (Overseas) Limited             United Kingdom   Avnet, Inc.- 44.45%
                                                               EBV Management GmbH - 55.55%
Insight Technology Limited                    United Kingdom   Avnet, Inc. (100%)
Memec Eire (Holdings) Limited                 United Kingdom   Avnet, Inc. (100%)
Memec Europe Limited                          United Kingdom   Avnet, Inc. (100%)
Memec Group Limited                           United Kingdom   Avnet, Inc. (100%)
Memec Holdings Limited                        United Kingdom   Avnet, Inc. (100%)
Memec Overseas Holdings Limited               United Kingdom   Avnet, Inc. (100%)
Memec UK Limited                              United Kingdom   Avnet, Inc. (100%)


                                  Schedule 5.13

                                                 PLACE OF
                    NAME                          INCORP.                      OWNERSHIP
-------------------------------------------   --------------   -----------------------------------------
Microcall Limited                             United Kingdom   Avnet, Inc. (100%)
Thame Components Limited                      United Kingdom   Avnet, Inc. (100%)
Thame Properties Limited                      United Kingdom   Avnet, Inc. (100%)
Vista Solutions EMEA Limited                  United Kingdom   Avnet, Inc. (100%)


                                  Schedule 5.13

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

1. The following subsidiaries have pledged receivables, existing on the Closing Date and arising from time to time thereafter, to IBM Credit LLC in connection with the extension, from time to time, of trade payable terms:

     -    Avnet CMG GmbH (Germany)

     - Avnet International (Canada) Ltd./Avnet International (Canada) Ltee (pledge of receivables only from the Avnet Computer Marketing or Avnet Applied Computing divisions)

     -    Avnet Applied Computing Limited (UK)

     -    Avnet Computer Marketing Ltd (UK)

2. Avnet, Inc. has granted a security interest to IBM Credit LLC in vendor credits arising from time to time, which are credits, payments, rebates, bonuses, discounts or refunds due from International Business Machines Corporation or any subsidiary of IBM to Avnet, Inc. or Avnet Logistics U.S. L.P.

3. Real Property Mortgages and Similar Interests.

     -    Amounts due to KBC bank of approximately Euro 6.7 million (see
          Schedule 7.03) are secured by the land and building financed by the KBC credit facility located at the Tongeren, Belgium warehouse.


                                  Schedule 7.01

                                                                   SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

               See attached chart updated as of October 10, 2005.


                                  Schedule 7.03

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE;
                          CERTAIN ADDRESSES FOR NOTICES

BORROWERS:
Avnet, Inc.
Avnet Logistics U.S., L.P.
2211 South 47th Street
Phoenix, AZ 85034
Attention: Mr. Joseph Burke
Telephone: 480-643-7431
Telecopier: 480-643-7427
Electronic Mail: Joseph.Burke@avnet.com
Website Address: www.avnet.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.
GCIB Agency Services
1850 Gateway Blvd.
Mail Code: CA4-706-05-09
Concord, CA 94520-3282
Attention: Brian Graybill
Telephone: 925-675-8414
Facsimile: 888-969-9147
Electronic Mail: brian.graybill@bankofamerica.com

Account No. (for Dollars): 3750836479
Ref: Avnet, Inc.
ABA# 111000012

Bank of America, London, England
London, England
Account No. (for Euro): 65280019
Ref: Avnet, Inc., Attn: Credit Services
Swift Address: BOFAGB22


                                 Schedule 10.02

Bank of America (Sort code 16-50-50): London
London, England
Account No. (for Sterling): 65280027
Ref: Avnet, Inc., Attn: Credit Services
Swift Address: BOFAGB22

Bank of America Australia Ltd: Sydney
Account No. (for Australian Dollars): 520190661017
Ref: Avnet, Inc.
Swift Address: BOFAAUSX

Bank of America: Hong Kong
Account No. (for Hong Kong Dollars): 605590551013
Ref: Avnet, Inc.
Swift Address: BOFAHKHX

Bank of America: Tokyo
Account No. (for Yen): 606490661046
Ref: Avnet, Inc.
Swift Address: BOFAJPJX

Bank of America: Singapore
Account No. (for Singapore Dollars): 621290661054
Ref: Avnet, Inc.
Swift Address: BOFASG2X

Other Notices as Administrative Agent:

Bank of America, N.A.
GCIB Agency Management
1455 Market Street, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103
Attention: Robert J. Rittelmeyer
Telephone: 415-436-2616
Facsimile: 415-503-5099
Electronic Mail: robert.j.rittelmeyer@bankofamerica.com


                                 Schedule 10.02

L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention: Sandra Leon
           Vice President
Telephone: 213-345-5231
Telecopier: 213-345-6694
Electronic Mail: Sandra.Leon@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
GCIB Agency Services
1850 Gateway Blvd.
Mail Code: CA4-706-05-09
Concord, CA 94520-3282
Attention: Brian Graybill
Telephone: 925-675-8414
Facsimile: 888-969-9147
Electronic Mail: brian.graybill@bankofamerica.com
Account No.: 3750836479
Ref: Avnet, Inc.
ABA# 111000012


                                 Schedule 10.02

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                         Date: __________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Avnet Inc., a New York corporation (the "Company"), Avnet Logistics U.S., L.P., a Texas limited partnership, the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the "Applicable Designated Borrower") (select one):

     [ ]  A Borrowing of Committed Loans [ ] A conversion or continuation of
                                             Loans

     1. On _________________________________ (a Business Day).

     2. In the amount of ____________________________________.

     3. Comprised of ______________________________________.
                       [Type of Committed Loan requested]

     4. In the following currency: ______________________________

     5. For Eurocurrency Rate Loans: with an Interest Period of __________ months.

     6. On behalf of ____________________________ [insert name of applicable Designated Borrower].

     The Committed Borrowing requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

     [THE APPLICABLE DESIGNATED BORROWER [IS] [IS NOT] A FOREIGN OBLIGOR](1). [AN OPINION OF SPECIAL AND LOCAL COUNSEL SATISFACTORY TO THE ADMINISTRATIVE AGENT [HAS] [HAS NOT] BEEN DELIVERED TO THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH SECTION 2.14 OF THE CREDIT AGREEMENT. AS SHOWN ON SCHEDULE I, NO ADDITIONAL OPINION OF COUNSEL IS REQUIRED UNDER SECTION 2.14 AS A CONDITION TO THE COMMITTED BORROWING REQUESTED HEREBY. THE INFORMATION SET FORTH IN SCHEDULE I IS TRUE AND ACCURATE ON AND AS OF THE DATE OF THIS NOTICE.](2)

                                        AVNET, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1)  Use if an Applicable Designated Borrower is identified in item 6 above.

(2)  Use if Applicable Designated Borrower is a Foreign Obligor.


                                      A - 1
                          Form of Committed Loan Notice

                       SCHEDULE I TO COMMITTED LOAN NOTICE

          [USE IF APPLICABLE DESIGNATED BORROWER IS A FOREIGN OBLIGOR.]

A.   Applicable Designated Borrower

1.   Outstanding Credit Extensions to Applicable Designated
     Borrower                                                  $_______________

2.   Amount of Credit Extension requested hereby               $_______________

3.   Additional Credit Extensions available to Applicable
     Designated Borrower                                       $_______________

4.   Lines A.1 + 2 + 3                                         $_______________

B.   Foreign Obligors

1.   Outstanding Credit Extensions to all Foreign Obligors *   $_______________

2.   Amount of Credit Extension requested hereby (line A.2
     above)                                                    $_______________

3.   Additional Credit Extensions available to all Foreign
     Obligors*                                                 $_______________

4.   Lines B.1 + 2 + 3                                         $_______________

C.   Legal Opinion with respect to Applicable Designated
     Borrower has been delivered to Administrative Agent.      [Yes] [No]

----------
*    Including Applicable Designated Borrower


                                      A - 2
                          Form of Committed Loan Notice

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                         Date: __________, _____

To: Bank of America, N.A., as Swing Line Lender
    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation (the "Company"), Avnet Logistics U.S., L.P., a Texas limited partnership, the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests a Swing Line Loan:

     1.   On ______________________________ (a Business Day).

     2.   In the amount of $___________________.

     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

     [THE APPLICABLE DESIGNATED BORROWER [IS] [IS NOT] A FOREIGN OBLIGOR.](1) [AN OPINION OF SPECIAL AND LOCAL COUNSEL SATISFACTORY TO THE ADMINISTRATIVE AGENT [HAS] [HAS NOT] BEEN DELIVERED TO THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH SECTION 2.14 OF THE CREDIT AGREEMENT. AS SHOWN ON SCHEDULE I, NO ADDITIONAL OPINION OF COUNSEL IS REQUIRED UNDER SECTION 2.14 AS A CONDITION TO THE COMMITTED BORROWING REQUESTED HEREBY. THE INFORMATION SET FORTH IN SCHEDULE I IS TRUE AND ACCURATE ON AND AS OF THE DATE OF THIS NOTICE.](2)

                                        AVNET, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1)  Use if an Applicable Designated Borrower is identified in item 6 above.

(2)  Use if Applicable Designated Borrower is a Foreign Obligor.


                                      B - 1
                         Form of Swing Line Loan Notice

                      SCHEDULE I TO SWING LINE LOAN NOTICE

          [USE IF APPLICABLE DESIGNATED BORROWER IS A FOREIGN OBLIGOR.]

A.   Applicable Designated Borrower

1.   Outstanding Credit Extensions to Applicable Designated
     Borrower                                                  $_______________

2.   Amount of Credit Extension requested hereby               $_______________

3.   Additional Credit Extensions available to Applicable
     Designated Borrower                                       $_______________

4.   Lines A.1 + 2 + 3                                         $_______________

B.   All Foreign Obligors

1.   Outstanding Credit Extensions to all Foreign Obligors *   $_______________

2.   Amount of Credit Extension requested hereby (line A.2
     above)                                                    $_______________

3.   Additional Credit Extensions available to all Foreign
     Obligors*                                                 $_______________

4.   Lines B.1 + 2 + 3                                         $_______________

C.   Legal Opinion with respect to Applicable Designated
     Borrower has been delivered to Administrative Agent.      [Yes] [No]

----------
*    Including Applicable Designated Borrower


                                      B - 2
                         Form of Swing Line Loan Notice

                                                                       EXHIBIT C

                                  FORM OF NOTE

                                                               _________________

     FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of October 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Avnet, Inc., Avnet Logistics U.S., L.P., the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.


                                      C - 1
                                  Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        [AVNET, INC.]
                                        [AVNET LOGISTICS U.S., L.P.]
                                        OR
                                        [APPLICABLE DESIGNATED BORROWER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      C - 2
                                  Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                               AMOUNT OF      OUTSTANDING
                           CURRENCY AND                       PRINCIPAL OR     PRINCIPAL
           TYPE OF LOAN   AMOUNT OF LOAN   END OF INTEREST   INTEREST PAID   BALANCE THIS   NOTATION MADE
  DATE         MADE            MADE             PERIOD         THIS DATE         DATE             BY
--------   ------------   --------------   ---------------   -------------   ------------   -------------
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________
________     ________        ________          ________         ________       ________        ________


                                      C - 3
                                  Form of Note

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                Financial Statement Date: _______________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation (the "Company"), Avnet Logistics U.S., L.P., a Texas limited partnership, the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

      [Use following paragraph 1 for fiscal YEAR-END financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for fiscal QUARTER-END financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Company during the fiscal period covered by the financial statements attached as Schedule 1 hereto has been made under the supervision of the undersigned with a view to determining whether any Default or Event of Default occurred during such fiscal period. To the best knowledge of the undersigned after making such review,


                                      D - 1
                         Form of Compliance Certificate

                                  [SELECT ONE:]

     [NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED (WHETHER DURING SUCH FISCAL PERIOD OR OTHERWISE) AND IS CONTINUING ON THE DATE HEREOF.]

                                      -OR-

     [THE FOLLOWING IS A LIST OF EACH DEFAULT OR EVENT OF DEFAULT THAT HAS OCCURRED (WHETHER DURING SUCH FISCAL PERIOD OR OTHERWISE) AND IS CONTINUING ON THE DATE HEREOF AND, IN EACH CASE, THE NATURE AND STATUS OF SUCH DEFAULT OR EVENT OF DEFAULT:]

     4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the Financial Statement Date.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

                                        AVNET, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      D - 2
                         Form of Compliance Certificate

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.   SECTION 7.11(a) - CONSOLIDATED INTEREST COVERAGE RATIO.

     A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

          1.   Consolidated Net Income for Subject Period:            $_________

          2.   Consolidated Interest Charges(1) for Subject Period:   $_________

          3.   Provision for income taxes for Subject Period:         $_________

          4.   Depreciation and amortization expenses for Subject
               Period:                                                $_________

          5.   Non-cash or non-recurring reductions of Consolidated
               Net Income for Subject Period:                         $_________

          6.   Non-cash additions to Consolidated Net Income for
               Subject Period:                                        $_________

          7.   Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 - 6): $_________

     B.   Consolidated Interest Charges(1) for Subject Period:        $_________

     C.   Consolidated Interest Coverage Ratio
          (Line I.A.7 / Line I.B):                                    _____ to 1

     Minimum required: See Section 7.11(a).

II.  SECTION 7.11(b) - CONSOLIDATED LEVERAGE RATIO.

     A.   Consolidated Funded Indebtedness at Statement Date:         $_________

     B.   Consolidated EBITDA for Subject Period (Line I.A.7 above):  $_________

     C.   Consolidated Leverage Ratio (Line II.A / Line II.B):        _____ to 1

     Maximum permitted: See Section 7.11(b).

----------
(1)  Consolidated Interest Charges are not reduced by interest income.


                                      D - 3
                         Form of Compliance Certificate

               For the Quarter/Year ended ___________________ ("Statement Date")

                                   SCHEDULE 3
                          to the Compliance Certificate
                                  ($ in 000's)

                               CONSOLIDATED EBITDA
            (in accordance with the definition of Consolidated EBITDA
                         as set forth in the Agreement)

                                                                          Twelve
CONSOLIDATED                      Quarter   Quarter   Quarter   Quarter   Months
EBITDA                             Ended     Ended     Ended     Ended     Ended
------------                      -------   -------   -------   -------   ------
Consolidated
Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation and
  amortization expenses
+ non-cash or non-recurring
  expenses
- non-cash income
= Consolidated EBITDA


                                      D - 4
                         Form of Compliance Certificate

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor: ______________________________

2. Assignee: ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]]

3.   Borrower(s): Avnet, Inc.

                  Avnet Logistics U.S., L.P.

                  [ADD OTHER DESIGNATED BORROWERS IF APPLICABLE]

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement


                                      E - 1
                        Form of Assignment and Assumption

5. Credit Agreement: Amended and Restated Credit Agreement, dated as of October 13, 2005, among Avnet, Inc., Avnet Logistics U.S., L.P., the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.   Assigned Interest:

      Aggregate           Amount of        Percentage
Amount of Commitment      Commitment       Assigned of
   for all Lenders         Assigned        Commitment     CUSIP Number
--------------------   ---------------   --------------   ------------
   $______________     $______________   ______________%
   $______________     $______________   ______________%
   $______________     $______________   ______________%

[7.  Trade Date: __________________]

     Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

          The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                      E - 2
                        Form of Assignment and Assumption

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
   Administrative Agent [, L/C Issuer and Swing Line Lender]


By:
    ---------------------------------
Title:
       ------------------------------

[Consented to:


AVNET, INC.


By:
    ---------------------------------
Title:]


                                      E - 3
                        Form of Assignment and Assumption

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

          1.   Representations and Warranties.

          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but


                                      E - 4
                        Form of Assignment and Assumption
excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.


                                      E - 5
                        Form of Assignment and Assumption

                                                                       EXHIBIT F

                                FORM OF GUARANTY

     THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this "Guaranty Agreement"), dated as of October 13, 2005, is made by AVNET, INC., a New York corporation (the "Guarantor"), to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent under the Credit Agreement defined below (in such capacity, the "Administrative Agent"), each of the lenders now or hereafter party to the Credit Agreement defined below (each, a "Lender" and, collectively, the "Lenders" and, together with the Administrative Agent, collectively, the "Secured Parties" and each a "Secured Party"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                                   WITNESSETH:

     WHEREAS, the Guarantor, AVNET LOGISTICS U.S., L.P., a Texas limited partnership ("Logistics"), the lenders party thereto and the Administrative Agent entered into a Credit Agreement dated as of June 7, 2004 (the "Existing Credit Agreement"), pursuant to which such lenders have made available to the Borrowers a revolving credit facility, with swingline, letter of credit and multicurrency subfacilities;

     WHEREAS, the Guarantor has guaranteed the obligations of Logistics under the Existing Credit Agreement pursuant to a Guaranty Agreement dated as of June 7, 2004 (the "Existing Guaranty");

     WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend and restate the Existing Credit Agreement by entering into an Amended and Restated Credit Agreement dated as of October 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the execution and delivery of this Guaranty Agreement is a condition precedent to the effectiveness of the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree that the Existing Guaranty is hereby amended and restated as this Guaranty Agreement with the effect that the Existing Guaranty, as so amended and restated, is hereby continued into this Guaranty Agreement, and this Guaranty Agreement shall constitute neither a release nor novation of any obligation arising under the Existing Guaranty, and the obligations in effect under the Existing Guaranty shall continue in effect on the terms hereof, including amendment and expansion of the obligations guaranteed by the Existing Guaranty to include the obligations and liabilities of the Borrowers under the Credit Agreement, all as follows:

     1. GUARANTY. The Guarantor hereby confirms its payment and performance obligations under the Existing Guaranty and unconditionally, absolutely, continually and


                                      F - 1
                                Form of Guaranty
irrevocably guarantees to each Secured Party the payment and performance in full of the Guaranteed Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Guaranteed Liabilities" means: (a) each Designated Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from such Designated Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and fees and expenses of counsel); and (b) each Designated Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Designated Borrower under the Credit Agreement, the Notes and all other Loan Documents. The Guarantor's obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantor's Obligations".

     The Guarantor agrees that it is directly and primarily liable for the Guaranteed Liabilities.

     2. PAYMENT. If any Designated Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and fees and expenses of counsel), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then the Guarantor will, upon demand by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Secured Parties, an amount equal to all the Guaranteed Liabilities then due and owing.

     3. ABSOLUTE RIGHTS AND OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of, and the Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement by reason of:

          (a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantor's Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the "Related Agreements");

          (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

          (c) any acceleration of the maturity of any of the Guaranteed Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements;


                                      F - 2
                                Form of Guaranty

          (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor's Obligations, or for any other obligations or liabilities of any Person under any of the Related Agreements;

          (e) any dissolution of any Designated Borrower or any other party to a Related Agreement, or the combination or consolidation of any Designated Borrower or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Designated Borrower or any other party to a Related Agreement;

          (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

          (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation obligations arising under any other guaranty now or hereafter in effect);

          (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities or any of the obligations or liabilities of any party to any other Related Agreement;

          (i) any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Designated Borrower or to any collateral in respect of the Guaranteed Liabilities or Guarantor's Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor's Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

     4. CURRENCY AND FUNDS OF PAYMENT. All Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against any Designated Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Designated Borrower of any or all of the Guaranteed Liabilities.


                                      F - 3
                                Form of Guaranty

     5. EVENTS OF DEFAULT. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent's election and without notice thereof or demand therefor, the Guarantor's Obligations shall immediately be and become due and payable.

     6. SUITS. The Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent's place of business set forth in the Credit Agreement or such other address as the Administrative Agent shall give notice of to the Guarantor, the Guarantor's Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against the Guarantor. At the Administrative Agent's election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against the Guarantor, whether or not suit has been commenced against any Designated Borrower or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

     7. SET-OFF AND WAIVER. The Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor's Obligations, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against any Designated Borrower or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor. The Guarantor agrees that each Secured Party shall have a lien for all the Guarantor's Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of the Guarantor, including any balance of any deposit account or of any credit of the Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 7, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     8. WAIVER OF NOTICE; SUBROGATION.

          (a) The Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of any Designated Borrower or otherwise entering into arrangements with any Designated Borrower giving rise to Guaranteed Liabilities, whether pursuant to the Credit


                                      F - 4
                                Form of Guaranty

     Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. The Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantor's Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

          (b) The Guarantor hereby agrees that payment or performance by the Guarantor of its Guarantor's Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to the Guarantor without the Administrative Agent being required, the Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Designated Borrower or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Designated Borrower or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

          (c) The Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date (as defined below) shall have elapsed without the filing or commencement, by or against any Designated Borrower, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Designated Borrower or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by the Guarantor against the estate of any Designated Borrower within the meaning of Section 101 of the Bankruptcy Code in the event of a subsequent case involving any Designated Borrower. If an amount shall be paid to the Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 20 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantor's Obligations, whether matured or unmatured, in


                                      F - 5
                                Form of Guaranty
     accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantor's Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 20 hereof, and occurrence of the Facility Termination Date. For purposes of this Guaranty Agreement, "Facility Termination Date" means the date as of which all of the following shall have occurred: (a) each Borrower shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and
     (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be payable solely for the account of the L/C Issuer and shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), in each case as have been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; and (c) each Borrower shall have fully, finally and irrevocably paid and satisfied in full all of its obligations and liabilities arising under the Loan Documents, including, with respect to each Borrower, the Obligations of such Borrower (except for future obligations consisting of continuing indemnities and other contingent Obligations that may be owing to any Agent-Related Person or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

     9. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 20 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to the Guarantor in accordance with Section 22 hereof.

     10. REPRESENTATIONS AND WARRANTIES. The Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that it is duly authorized to execute and deliver this Guaranty Agreement, and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement has been duly executed and delivered on behalf of the Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that the Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its Organization Documents, any agreement or instrument to which the Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

     11. EXPENSES. The Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including fees and expenses of counsel, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.


                                      F - 6
                                Form of Guaranty

     12. REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

     13. ATTORNEY-IN-FACT. To the extent permitted by law, the Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as the Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

     14. RULES OF INTERPRETATION. The rules of interpretation contained in
Section 1.02 of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

     15. ENTIRE AGREEMENT. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 20, neither this Guaranty Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

     16. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that the Guarantor shall not be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein or therein without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing sentence of this Section 16, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof


                                      F - 7
                                Form of Guaranty
concerning assignments and participations. All references herein to the Administrative Agent shall include any successor thereof.

     17. [INTENTIONALLY OMITTED].

     18. SEVERABILITY. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     19. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 19, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Guaranty Agreement.

     20. TERMINATION. Subject to reinstatement pursuant to Section 12 hereof, this Guaranty Agreement, and all of the Guarantor's Obligations hereunder (excluding those Guarantor's obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

     21. REMEDIES CUMULATIVE; LATE PAYMENTS. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor's guaranty of the Guaranteed Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

     22. NOTICES. Any notice required or permitted hereunder shall be given, (a) with respect to the Guarantor, at the address indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent's address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

     23. GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.


                                      F - 8
                                Form of Guaranty

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amended and Restated Guaranty Agreement as of the day and year first written above.

                                        GUARANTOR:

                                        AVNET, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ADMINISTRATIVE AGENT:

                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent


                                        By:
                                            ------------------------------------
                                        Name: Robert J. Rittelmeyer
                                        Title: Vice President


                                      F - 9
                                Form of Guaranty

                                                                       EXHIBIT G

                           FORM OF DESIGNATED BORROWER
                        REQUEST AND ASSUMPTION AGREEMENT

                                                    Date: _______________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Amended and Restated Credit Agreement, dated as of October 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among Avnet, Inc., a New York corporation (the "Company"), Avnet Logistics U.S., L.P., a Texas limited partnership, the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     Each of ______________________ (the "Designated Borrower") and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a direct, wholly-owned Subsidiary of the Company.

     The documents required to be delivered to the Administrative Agent under
Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

     The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower.

     The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement and further represents and warrants as follows: [THE FOLLOWING REPRESENTATIONS AND WARRANTIES MAY BE REVISED ON A CASE BY CASE BASIS IN THE SOLE DISCRETION OF THE ADMINISTRATIVE AGENT ]

     (a) The Designated Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively the "Applicable Documents"), and the execution, delivery and performance by the Designated Borrower of the Applicable Documents constitute and will constitute private and commercial acts and not public or governmental acts.

     (b) Neither the Designated Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment


                                      G - 1
          Form of Designated Borrower Request and Assumption Agreement prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which the Designated Borrower is organized and existing in respect of its obligations under the Applicable Documents.

     (c) The Applicable Documents are in proper legal form under the Laws of the jurisdiction in which the Designated Borrower is organized and existing for the enforcement thereof against the Designated Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Documents.

     (d) It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Documents that the Applicable Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Designated Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

     (e) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which the Designated Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Documents or (ii) on any payment to be made by the Designated Borrower pursuant to the Applicable Documents, except as has been disclosed to the Administrative Agent in writing.

     (f) The execution, delivery and performance of the Applicable Documents are, under applicable foreign exchange control regulations of the jurisdiction in which the Designated Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or
(ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

     The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.

     This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE


                                      G - 2
          Form of Designated Borrower Request and Assumption Agreement

ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        [DESIGNATED BORROWER]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        AVNET, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                      G - 3
          Form of Designated Borrower Request and Assumption Agreement

                                                                       EXHIBIT H

                       FORM OF DESIGNATED BORROWER NOTICE

                                                    Date: _______________, _____

To: Avnet, Inc.

     The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

     This Designated Borrower Notice is made and delivered pursuant to Section
2.14 of that certain Amended and Restated Credit Agreement, dated as of October 13, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among Avnet, Inc., a New York corporation (the "Company"), Avnet Logistics U.S., L.P., a Texas limited partnership, the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

     This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                      H - 1
                       Form of Designated Borrower Notice

                                                                     EXHIBIT I-1

                 FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

Bank of America, N.A.,
   as Administrative Agent for the
   Lenders party to the Credit
   Agreement referred to below,
   Swing Line Lender and L/C Issuer

Each of the Lenders party to
   the Credit Agreement referred to below

          Re:  Avnet, Inc. -- Credit Agreement dated as of October 13, 2005

Ladies and Gentlemen:

          We have acted as counsel to Avnet, Inc., a New York corporation (the "Company"), in connection with the Credit Agreement dated as of October 13, 2005 (the "Credit Agreement") among the Company, Avnet Logistics U.S., L.P., a Texas limited partnership (the "Designated Subsidiary Borrower"; and, together with the Company, the "Obligors"), certain lenders party thereto (the "Lenders"), Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager, ABN AMRO Incorporated, as Joint Lead Arranger, and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"; and, together with the Lenders, the "Lender Parties"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents and instruments:

               (i) the Credit Agreement, including the Schedules and Exhibits thereto; the Notes dated as of October 13, 2005 (the "Company Notes") made by the Company payable to the order of the Lenders;

               (ii) the Notes dated as of October 13, 2005 (the "Subsidiary Notes"; and, together with the Company Notes, the "Notes") made by the Designated Subsidiary Borrower payable to the order of the Lenders; and

               (iii) the Amended and Restated Guaranty Agreement dated as of October 13, 2005 (the "Guaranty"; and, together with the Credit Agreement and the Notes, the "Financing Documents") executed by the Company for the benefit of the Lender Parties.

          We have assumed without independent investigation that:

     a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;


                                      I - 1
                 Form of Opinion of Gibson, Dunn & Crutcher LLP

     b) Each party to the Financing Documents has all requisite power and authority to execute, deliver and perform its obligations under each of the Financing Documents to which it is a party; the execution and delivery of such Financing Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and, except as expressly covered by our opinions in Paragraph 2, do not violate any law, regulation, order, judgment or decree applicable to such party; and such Financing Documents have been duly executed and delivered by each such party;

     c) Each Financing Document is a legal, valid and binding obligation of each party thereto (other than the Obligors), enforceable against such party in accordance with its terms; and

     d) There are no agreements or understandings between or among any of the parties to the Financing Documents or third parties that would expand, modify or otherwise affect the terms of the Financing Documents or the respective rights or obligations of the parties thereunder.

          We understand that you have received an opinion of even date herewith of David R. Birk, the General Counsel of the Company, as to, inter alia, the matters referred to in Paragraphs (a) and (b) above.

          In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Obligors in the Financing Documents, certificates of officers of the Obligors or certificates obtained from public officials and others.

          Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

               1. Each Financing Document constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable against it in accordance with its terms.

               2. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party do not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to such Obligor that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Financing Documents.

               3. Neither Obligor is required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               4. The execution and delivery by the Obligors of the Financing Documents and the performance of their obligations thereunder do not result in a breach or violation of Regulation U or X of the Board of Governors of the Federal Reserve System. Regulation T of


                                      I - 2
                 Form of Opinion of Gibson, Dunn & Crutcher LLP the Board of Governors of the Federal Reserve System ("Regulation T") does not apply to any Lender that is not a "creditor" (as defined in Regulation T). Regulation T defines "creditor" as any broker or dealer (as defined in sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act), any member of a national securities exchange, or any person associated with a broker or dealer (as defined in section 3(a)(18) of the Securities Exchange Act), except for business entities controlling or under common control with the creditor.

          The foregoing opinions are subject to the following exceptions, qualifications and limitations:

               A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. Except as expressly set forth in Paragraphs 3 and 4 above, we express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws or regulations.

               B. Our opinions set forth in Paragraph 1 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

               C. We express no opinion regarding the effect on the enforceability of the Guaranty against the Company of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of the Company under the Guaranty, unless such defense has been waived effectively by the Company.

               D. We express no opinion regarding the effectiveness of (i) any waiver (whether or not stated as such) under the Financing Documents of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) any waiver (whether or not stated as such) contained in the Financing Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity;
(iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iv) any provision in any Financing Document waiving the right to object to venue in any court; (v) any agreement to submit to the jurisdiction of any Federal Court; (vi) any waiver of the right to jury trial; (vii) any provision purporting to establish evidentiary standards;
(viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others; or
(ix) the


                                      I - 3
                 Form of Opinion of Gibson, Dunn & Crutcher LLP availability of damages or other remedies not specified in the Financing Documents in respect of breach of any covenants (other than covenants relating to the payment of principal, interest, indemnities and expenses).

               E. For purposes of our opinion in Paragraph 4, we have assumed without independent investigation that: (i) the representation and warranty of the Obligors set forth in Section 5.14(a) of the Credit Agreement is and will be true and correct at all relevant times and (ii) less than 25% of the value of the assets of the Company and its Subsidiaries subject to the negative covenants of the Credit Agreement consist and will consist of "margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System at all relevant times. Our opinion in Paragraph 4 is subject to (and we express no opinion in respect of) any requirement applicable to the Administrative Agent or any Lender to obtain in good faith a Form FR U-1 or FR G-3 signed by the Obligors. Except as expressly set forth in Paragraph 4, we express no opinion with respect to Regulation T of the Board of Governors of the Federal Reserve System.

               F. We express no opinion as to the applicability to, or the effect of noncompliance by, any Lender Party with any state or federal laws applicable to the transactions contemplated by the Financing Documents because of the nature of the business of such Lender Party.

          This opinion is rendered to the Lender Parties in connection with the Financing Documents and may not be relied upon by any person other than the Lender Parties or by the Lender Parties in any other context, provided that the Lender Parties may provide this opinion (i) to bank examiners and other regulatory authorities should they so request in connection with their normal examinations or should such disclosure otherwise be required under applicable law, (ii) to the independent auditors and attorneys of the Lender Parties, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Lender Party is a party arising out of the transactions contemplated by the Financing Documents, or (v) the proposed assignee of or participant in the interest of any Lender Party under the Financing Documents. This opinion may not be quoted without the prior written consent of this Firm.

                                        Very truly yours,

                                        GIBSON, DUNN & CRUTCHER LLP


                                      I - 4
                 Form of Opinion of Gibson, Dunn & Crutcher LLP

                                                                     EXHIBIT I-2

                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

Bank of America, N.A.,
   as Administrative Agent for the
   Lenders party to the Credit
   Agreement referred to below,
   Swing Line Lender and L/C Issuer

Each of the Lenders party
   to the Credit Agreement referred to below

          Re: Avnet, Inc. - Amended and Restated Credit Agreement dated as of October 13, 2005

Ladies and Gentlemen:

          I am the general counsel of Avnet, Inc., a New York corporation (the "Company"). I am rendering this opinion in connection with the Amended and Restated Credit Agreement dated as of October 13, 2005 (the "Credit Agreement") among the Company, Avnet Logistics U.S., L.P., a Texas limited partnership (the "Designated Subsidiary Borrower"; and, together with the Company, the "Obligors"), certain lenders party thereto (the "Lenders"), Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager, ABN AMRO Incorporated, as Joint Lead Arranger, and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"; and, together with the Lenders, the "Lender Parties"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          For purposes of rendering this opinion, I have reviewed and examined the originals, or copies identified to my satisfaction as being true and complete copies of the originals, of the following documents and instruments:

          (iv) the Credit Agreement, including the Schedules and Exhibits thereto;

          (v) the Notes dated as of October 13, 2005 (the "Company Notes") made by the Company payable to the order of the Lenders;

          (vi) the Notes dated as of October 13, 2005 (the "Subsidiary Notes"; and, together with the Company Notes, the "Notes") made by the Designated Subsidiary Borrower payable to the order of the Lenders;

          (vii) the Amended and Restated Guaranty Agreement dated as of October 13, 2005 (the "Guaranty") executed by the Company for the benefit of the Lender Parties; and

          (viii) such other documents, certificates, instruments, corporate records and other statements of governmental officials, officers of the Obligors and others as I have deemed necessary or advisable to enable me to render the opinions set forth herein.


                                      I - 2
                Form of Opinion of General Counsel of the Company

          The documents and instruments identified in clauses (i) through (iv) are collectively referred to herein as the "Transaction Documents".

          I have assumed without independent investigation that the signatures on all documents examined by me (other than those of the Obligors on the Transaction Documents) are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Obligors) were duly authorized, the documents submitted to me as originals are authentic and the documents submitted to me as certified or reproduction copies conform to the originals; each party to the Transaction Documents (other than the Obligors) has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party; and the execution and delivery of such Transaction Documents by each party to the Transaction Documents (other than the Obligors) and performance by such party of its obligations thereunder have been duly authorized by all necessary corporate or other action.

          Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

               5. The Company is a validly existing corporation in good standing under the laws of the State of New York and has all requisite corporate power to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

               6. The Designated Subsidiary Borrower is an active limited partnership under the laws of the State of Texas and has all requisite limited partnership power to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

               7. The execution and delivery by each Obligor of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or limited partnership action, as the case may be. Each Transaction Document has been duly executed and delivered by each Obligor party thereto.

               8. The execution, delivery and performance by each Obligor of the Transaction Documents to which it is a party, do not (i) violate (A) the certificates of incorporation or bylaws of the Company or the agreement of limited partnership of the Designated Subsidiary Borrower, or (B) any order, judgment or decree binding on an Obligor, or (ii) result in a breach of or default under any contract of an Obligor filed as an exhibit to the Company's periodic reports under the Securities Exchange Act, or result in or require the creation or imposition of any lien or encumbrance upon any assets of an Obligor under any such contract.

               9. To my knowledge, there is no action, suit or proceeding pending against or threatened against or affecting either Obligor before any court, governmental or regulatory authority or arbitrator, which if adversely determined would question, either individually or collectively, the validity of the Credit Agreement or the other Transaction Documents, or any of the transactions contemplated thereby.

          I am admitted to practice solely in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and, with respect to the matters set forth in Paragraphs 2, 3 and 4(i)(A) with respect to the Designated Subsidiary Borrower, the Texas Revised Limited Partnership Act. This opinion is limited to the


                                      I - 2
                Form of Opinion of General Counsel of the Company effect of the present state of the laws of the State of New York and, with respect to the matters set forth in Paragraphs 2, 3 and 4(i)(A) with respect to the Designated Subsidiary Borrower, the Texas Revised Limited Partnership Act and the facts as they presently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

          This opinion is rendered only to you and solely for your benefit in connection with the transactions contemplated by the Credit Agreement. This opinion may not otherwise be relied upon, or furnished, quoted or copied, in whole or in part, by you to or by any other person or entity (other than an assignee or participant of yours) for any purpose or in any other context, without my prior written consent; provided that you may provide this opinion (i) to bank examiners and other regulatory authorities should they so request in connection with their normal examinations or should such disclosure otherwise be required under applicable law, (ii) to your independent auditors and attorneys,
(iii) pursuant to order or legal process of any court or governmental agency,
(iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Transaction Documents, or (v) the proposed assignee of or participant in your interest under the Transaction Documents.

                                        Very truly yours,

                                        David R. Birk
                                        General Counsel
                                        Avnet, Inc.


                                      I - 2
                Form of Opinion of General Counsel of the Company